UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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(BMC Software, Inc.)

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BMC Software, Inc.
2101 CityWest Boulevard
Houston, Texas 77042
(713) 918-8800

June 18, 2008

Dear Stockholder:

BMC Software’s Annual Meeting of Stockholders will be held on Tuesday, July 22, 2008 at 8:30 a.m., local time, in the Wetzel room at The Hyatt Regency DFW, International Parkway, DFW Airport, Texas. We look forward to your attendance either in person or by proxy. If you received your Annual Meeting materials by mail, the annual report, notice of Annual Meeting, proxy statement and proxy card from our Board of Directors are enclosed. If you received your Annual Meeting materials via e-mail, the e-mail contains voting instructions and links to the annual report and proxy statement on the Internet at http://ww3.ics.adp.com/streetlink/bmc. We encourage you to conserve natural resources, as well as significantly reduce our printing and mailing costs, by signing up for electronic delivery of BMC Software stockholder communications. For more information, see “Electronic Delivery of BMC Software Stockholder Communications” in the proxy statement.

At this year’s Annual Meeting, we request your approval of two proposals. First, we seek the election of nine members to our Board of Directors. Second, we seek ratification of the appointment by our Audit Committee of Ernst & Young LLP as our independent registered public accountants for fiscal 2009. Our Board of Directors recommends that you vote FOR each of these proposals. Please refer to the proxy statement for detailed information on each of the proposals to be considered at the Annual Meeting.

Very truly yours,

B. GARLAND CUPP
Chairman of the Board

BMC SOFTWARE, INC.
2101 CityWest Boulevard
Houston, Texas 77042-2827

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
July 22, 2008

To the stockholders of
BMC Software, Inc.:

The Annual Meeting of stockholders of BMC Software, Inc., a Delaware corporation (“BMC Software”), will be held in the Wetzel room at The Hyatt Regency DFW, International Parkway, DFW Airport, Texas on July 22, 2008 at 8:30 a.m., local time.

We are holding the Annual Meeting for the following purposes:

1. To elect nine directors, each to serve until the next annual stockholders’ meeting or until his or her respective successor has been duly elected or appointed;

2. To ratify the appointment by our Audit Committee of Ernst & Young LLP as independent registered public accountants of BMC Software for the fiscal year ending March 31, 2009; and

3. To transact such other business as may properly come before the Annual Meeting and at any adjournments or postponements of the meeting.

The above matters are fully described in the proxy statement, which is part of this notice. We have not received notice of any other matters that may be properly presented at the Annual Meeting.

Only stockholders of record at the close of business on May 27, 2008 will be entitled to vote at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at our offices, 2101 CityWest Boulevard, Houston, Texas 77042 for 10 days prior to the Annual Meeting. If you would like to review the stockholder list, please call our investor relations department at (713) 918-4525 to schedule an appointment.

To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the Annual Meeting. Most stockholders have three options for submitting their vote: (1) via the Internet, (2) by phone or (3) by mail using the paper proxy card. For further details, see “Voting” and your proxy card or the email you received for electronic delivery of this proxy statement. If you have Internet access, we encourage you to record your vote on the Internet. It is convenient and it saves us significant postage and processing costs.

By Order of the Board of Directors,

Denise M. Clolery
Secretary

June 18, 2008

This proxy statement and the Annual Report to stockholders will be made available on the Internet at
http://ww3.ics.adp.com/streetlink/bmc on or about June 18, 2008.

Electronic Delivery of BMC Software Stockholder Communications

If you received your Annual Meeting materials by mail, we encourage you to conserve natural resources, as well as significantly reduce our printing and mailing costs, by signing up to receive your BMC Software stockholder communications via e-mail. With electronic delivery, you will be notified via e-mail as soon as the annual report and the proxy statement are available on the Internet, and you can easily submit your stockholder votes online. Electronic delivery can also help reduce the number of bulky documents in your personal files and eliminate duplicate mailings. If you would like to view future proxy statements and annual reports over the Internet instead of receiving paper copies, you can elect to do so by voting at www.proxyvote.com and providing your e-mail address through such website after you vote. Your election to view these documents over the Internet will remain in effect until you elect otherwise. Please be aware that if you choose to access these materials over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible. If you choose to view future proxy statements and annual reports over the Internet, next year you will receive an e-mail with instructions on how to view those materials and vote.

Your electronic delivery enrollment will be effective until you cancel it. If you have questions about electronic delivery, please call our investor relations department at (713) 918-4525.

Stockholders Sharing the Same Last Name and Address

In accordance with notices we sent to certain stockholders, we are sending only one copy of our annual report and proxy statement to stockholders who share the same last name and address, unless they have notified us that they want to continue receiving multiple copies. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources.

If you received a householded mailing this year and you would like to have additional copies of our annual report and/or proxy statement mailed to you or you would like to opt out of this practice for future mailings, please call 1-800-542-1061, send a request via email to sendmaterial@proxyvote.com or write to Householding Department, 51 Mercedes Way, Edgewood, NY 11717, including your name, the name of your broker or other holder of record and your account number(s). If you revoke your consent, you will be removed from the Householding program within 30 days of receipt of your revocation and each stockholder at your address will receive individual copies of our disclosure documents. You may also contact us if you received multiple copies of the Annual Meeting materials and would prefer to receive a single copy in the future.

Attending the Annual Meeting

The Annual Meeting will be held at 8:30 a.m., local time, on Tuesday, July 22, 2008, in the Wetzel room at The Hyatt Regency DFW, International Parkway, DFW Airport, Texas. When you arrive, signs will direct you to the Wetzel room. Please note that the doors to the meeting room will not be open until 7:45 a.m. You do not need to attend the Annual Meeting to vote. Even if you plan to attend the Annual Meeting, please submit your vote in advance as instructed below.

Voting

To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the Annual Meeting in person. Most stockholders have three options for submitting their votes: (1) via the Internet, (2) by phone or (3) by mail using the paper proxy card. If you have Internet access, we encourage you to record your vote on the Internet. It is convenient and it saves us significant postage and processing costs. In addition, when you vote via the Internet or by phone prior to the meeting date, your vote is recorded immediately and there is no risk that postal delays will cause your vote to arrive late and therefore not be counted. For further instructions on voting, see your proxy card or the e-mail you received for electronic delivery of this proxy statement. If you attend the Annual Meeting, you may also submit your vote in person, and any previous votes that you submitted, whether by Internet, phone or mail, will be superseded by the vote that you cast at the Annual Meeting.

BMC SOFTWARE, INC.
2101 CityWest Boulevard
Houston, Texas 77042-2827

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS
To Be Held July 22, 2008

This proxy statement is furnished to the stockholders of BMC Software, Inc. in connection with the solicitation of proxies by the Board of Directors (the “Board”). The proxies are to be voted at the 2008 Annual Meeting of stockholders of BMC Software (the “Annual Meeting”) to be held in the Wetzel room at The Hyatt Regency DFW, DFW Airport, Texas, at 8:30 a.m., local time, on July 22, 2008, and any adjournments or postponements thereof, for the purposes set forth in the accompanying notice. The Board is not aware of any other matters to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote properly may be taken, shares represented by all duly executed proxies received by us will be voted with respect thereto in accordance with the best judgment of the persons designated as the proxies. This proxy statement and the accompanying form of proxy have been mailed to stockholders on or about June 18, 2008.

As of May 27, 2008, the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, there were outstanding and entitled to vote 191,151,199 shares of the common stock, $.01 par value, of BMC Software (the “Common Stock”). Each share of Common Stock entitles the holder to one vote on each matter presented at the Annual Meeting. A majority of the outstanding shares present in person or by proxy will constitute a quorum.

Proxies will be voted in accordance with the directions specified thereon and otherwise in accordance with the judgment of the persons designated as proxies. Any proxy on which no direction is specified will be voted FOR the election of the nominees named herein to the Board, and FOR the ratification of the appointment by our Audit Committee of Ernst & Young LLP as our independent registered public accountants for fiscal 2009.

Our annual report to stockholders containing financial statements for the fiscal year ended March 31, 2008 accompanies this proxy statement. Stockholders are referred to the annual report for financial and other information about our business activities. The annual report is not incorporated by reference into this proxy statement and is not deemed to be a part hereof.

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

1.	What is a proxy?

It is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. Robert E. Beauchamp, President, Chief Executive Officer and a Director, and Denise M. Clolery, Senior Vice President, General Counsel and Secretary, have been designated as proxies for the 2008 Annual Meeting.

2.	What is a proxy statement?

It is a document that the regulations of the Securities and Exchange Commission (“SEC”) require us to give you when we ask you to sign a proxy card designating Robert E. Beauchamp and Denise M. Clolery each as proxies to vote on your behalf. The proxy statement includes information about the proposals to be considered at the Annual Meeting and other required disclosures including information about our Board and officers.

3.	What is the difference between a stock owner of record and a stock owner who holds stock in street name?

(a) If your shares are registered in your name, you are a stockholder of record.

(b) If your shares are registered in the name of your broker or bank, your shares are held in street name.

4.	What different methods can you use to vote?

(a) By Internet Proxy: All stockholders of record as of May 27, 2008 can have their shares voted by proxy via the Internet, using the procedures and instructions described on the proxy card and other enclosures. Votes submitted electronically via the Internet or by telephone must be received by 11:59 p.m. Eastern Time, on July 21, 2008.

(b) By Telephone Proxy: All stockholders of record as of May 27, 2008 can also have their shares voted by proxy via touchtone telephone from the U.S. and Canada, using the toll free telephone number on the proxy card. Votes submitted electronically via the Internet or by telephone must be received by 11:59 p.m. Eastern Time, on July 21, 2008.

Street name holders may vote by telephone or over the Internet if their bank or broker makes those methods available, in which case the bank or broker will enclose the instructions with the proxy statement. The telephone and Internet voting procedures, including the use of control numbers, are designed to authenticate stockholders’ identities, to allow share owners to vote their shares and to confirm that their instructions have been properly recorded.

(c) By Written Proxy: All stockholders of record as of May 27, 2008 can also vote by written proxy card. Votes submitted via written proxy must be received by 5:00 p.m. Eastern Time on July 21, 2008.

(d) In Person: All stockholders of record as of May 27, 2008 may vote in person at the Annual Meeting. Street name holders may vote in person at the Annual Meeting only if they obtain a legal proxy from their bank or broker.

5.	What is the record date and what does it mean?

The record date for the 2008 Annual Meeting is May 27, 2008. The record date is established by the Board as required by Delaware law. Owners of record of Common Stock at the close of business on the record date are entitled to:

(a) receive notice of the Annual Meeting, and

(b) vote at the Annual Meeting and any adjournments or postponements of the meeting.

6.	How can you revoke a proxy?

A stockholder can revoke a proxy prior to the completion of voting at the Annual Meeting by giving written notice to our Secretary, delivering a later-dated proxy (via the Internet, by telephone or by written proxy card), or voting in person at the Annual Meeting.

7.	What are your voting choices when voting for director nominees, and what vote is needed to elect Directors?

In the vote on the election of nine director nominees to serve until the 2009 Annual Meeting, stockholders may:

(a) vote in favor of all nominees,

(b) vote to withhold votes as to all nominees, or

(c) vote to withhold votes as to specific nominees.

The nominees receiving votes of a majority of the shares entitled to vote at the Annual Meeting in person or by proxy will be elected as directors. A vote to withhold votes as to a nominee will be treated as a vote against that nominee. Stockholders may not cumulate their votes in the election of directors.

The Board recommends a vote FOR each of the nominees.

8.	What are your voting choices when voting on the ratification of the appointment by our Audit Committee of Ernst & Young LLP as independent registered public accountants for fiscal 2009, and what vote is needed to ratify their appointment?

In the vote on the ratification of the appointment by our Audit Committee of Ernst & Young LLP as independent registered public accountants for fiscal 2009, stockholders may:

(a) vote in favor of the ratification,

(b) vote against the ratification, or

(c) abstain from voting on the ratification.

The proposal to ratify the appointment by our Audit Committee of Ernst & Young LLP as independent registered public accountants for fiscal 2009 will require approval by votes of a majority of the shares entitled to vote at the Annual Meeting in person or by proxy.

The Board recommends a vote FOR the ratification of the appointment by our Audit Committee of Ernst & Young LLP as our independent registered public accountants for fiscal 2009.

9.	What if a stockholder does not specify a choice for a matter when returning a proxy?

Stockholders should specify their choice for each matter on the enclosed proxy. If no specific instructions are given, proxies which are signed and returned will be voted FOR the election of all director nominees, and FOR the proposal to ratify the appointment by our Audit Committee of Ernst & Young LLP.

10.	How are abstentions and broker non-votes counted?

Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions and broker non-votes will have the same effect as a vote against the proposals.

PROPOSAL ONE: ELECTION OF DIRECTORS

The size of our Board is currently set at twelve directors. Directors George Raymond and Lew Gray, each of whom is 71 years old, pursuant to the Board’s Corporate Governance Guidelines will not be standing for re-election at the Annual Meeting. In addition, the Board has accepted the resignation of director Thomas Smach, effective as of the date of the Annual Meeting, and Mr. Smach will not be standing for re-election at the Annual Meeting. Therefore, the Board has recently adopted a resolution reducing the size of our Board to nine directors effective as of the Annual Meeting. The current Board members, other than Lew Gray, George Raymond and Thomas Smach, are the Board’s nominees for the upcoming election of directors. Based upon a review of their professional and personal affiliations, the Board has determined that eight of the director nominees are independent directors, as defined in the applicable rules for companies listed on the New York Stock Exchange (“NYSE”). The remaining director nominee is Robert E. Beauchamp, who is our President and Chief Executive Officer and therefore is not independent. Each director serves a one-year term, with all directors subject to annual election. Except for Gary Bloom and Louis J. Lavigne, Jr., each of the nominees listed below was elected by the stockholders at the last annual meeting. Mr. Bloom and Mr. Lavigne were appointed by the Board, effective October 1, 2007 and January 1, 2008, respectively, to fill newly created vacancies on the Board. No proxy may be voted for more persons than the number of nominees listed below. Shares represented by all duly executed proxies received by us and not marked to withhold authority to vote for any individual director or for all directors will be voted FOR the election of all the nominees named below. The nominees receiving votes of a majority of the shares entitled to vote at the meeting will be elected as directors. Stockholders may not cumulate their votes in the election of directors.

Recommendation of the Board

The Board recommends a vote “FOR” the election to the Board of each of the following nominees:

			Director
Name	Age	Position and Office Held	Since

B. Garland Cupp	67	Director — Independent Chairman of the Board	1989
Robert E. Beauchamp	48	Director, President and Chief Executive Officer	2001
Jon E. Barfield	56	Director	2001
Gary Bloom	47	Director	2007
Meldon K. Gafner	60	Director	1987
P. Thomas Jenkins	48	Director	2004
Louis J. Lavigne, Jr.	60	Director	2008
Kathleen A. O’Neil	56	Director	2002
Tom C. Tinsley	55	Director	1997

Mr. Cupp was employed by the American Express Corporation from 1978 to 1995 in various executive positions. His last position before retiring in 1995 was Executive Vice President — TRS Technologies and Chief Information Officer at the Travel Related Services subsidiary of American Express Corporation. Mr. Cupp is currently a private investor.

Mr. Beauchamp has served as our President and Chief Executive Officer since January 2001. He brings to these positions a thorough understanding of our business with experience in key areas, including business strategy, research and development, marketing and sales. Mr. Beauchamp joined us in May 1988, dedicating six years to the sales organization and progressing from senior account representative to sales manager. While in sales he gained a solid understanding of the business issues our customers face on a daily basis. He joined our marketing organization in 1994 as Vice President, Strategy Marketing & Development and subsequently assumed responsibility for our mergers and acquisitions efforts as Vice President, Business Strategy. Prior to his selection as President and Chief Executive Officer, he further developed his knowledge of our company and the software business as Senior Vice President of Research and Development. Mr. Beauchamp currently serves on the board of National Oilwell Varco, Inc., a public company, and is active in the Houston business community, serving on several civic boards.

Mr. Barfield has served since 1995 as the Chairman, President and Chief Executive Officer of The Bartech Group, Inc., one of the nation’s largest minority-owned talent acquisition and management services firms specializing in engineering and information technology staffing services, business process consulting, and outsourced vendor management services for regional and global corporations. From 1981 to 1995, Mr. Barfield served as President of The Bartech Group. He practiced corporate and securities law at Sidley Austin from 1977 to 1981. Mr. Barfield is a director of the following public companies: National City Corporation and CMS Energy Corporation.

Mr. Bloom is currently a consultant of TPG, a leading global private investment firm. Mr. Bloom brings more than 20 years of senior executive experience in software technology, most recently as Vice Chairman and President of Symantec, which he joined in 2005 through the company’s merger with VERITAS Software, where he was Chairman, President, and Chief Executive Officer of the company. Earlier in his career, Mr. Bloom spent 14 years at Oracle Corporation, rising to the rank of Executive Vice President. Mr. Bloom also serves on the board of Taleo, a public company.

Mr. Gafner is the Chief Executive Officer of the Farsight Group, a company that specializes in advanced communications equipment and consulting. Mr. Gafner served as Chairman of the Board of Kestrel Solutions from April 1997 to June 2001. He was President, Chief Executive Officer and Chairman of the Board of Comstream Corporation, a manufacturer of high-speed satellite earth stations for data distribution, from July 1988 to July 1997. He also serves as a director of several private companies.

Mr. Jenkins currently serves as Chairman of the Board of Open Text Corporation, a leader in providing enterprise content management. He served as Chief Executive Officer of Open Text from July 1997 to July 2005. From December 1994 to July 1997, Mr. Jenkins held progressive executive positions with Open Text.

Mr. Lavigne is currently a management consultant specializing in the areas of corporate finance, accounting and strategy. Mr. Lavigne retired in March 2005 as Executive Vice President and Chief Financial Officer of Genentech, Inc. He served as Genentech’s Chief Financial Officer from 1988 to 2005. Mr. Lavigne became the Controller in May 1983 and an officer of Genentech in February 1984. Mr. Lavigne also serves on the boards of Allergan, Inc., a public company, and a private medical technology company.

Ms. O’Neil is the President and Chief Executive Officer of Liberty Street Advisors, LLC, a company that she founded in 2001. Liberty Street Advisors, LLC advises public and private companies on corporate governance, risk management, strategy development, infrastructure needs, leadership alignment and execution of change initiatives. Prior to her work at Liberty Street Advisors, Ms. O’Neil was employed at IBM as General Manager of the company’s Global Financial Markets Infrastructure Group from January 2001 to September 2001. Prior to joining IBM, Ms. O’Neil served for 24 years at the Federal Reserve Bank of New York in a series of executive roles including Chief Operations Officer, Chief Financial Officer, Chief Administrative Officer and Chief Risk Officer. Earlier in her career she was the bank’s Chief Financial Examiner. She is also a member of the boards of directors of John Carroll University, Guidance Software and MetLife Bank, N.A.

Mr. Tinsley has been a Partner with General Atlantic Partners, a private equity investment firm, since February 2001 and served as a Special Advisor to the firm from September 1999 until becoming a partner. Mr. Tinsley joined Baan Company N.V., in November 1995 as President and Chief Operating Officer and served in that position until June 1999. Prior to joining Baan, he was a Director at McKinsey & Company, Inc., where he was employed for eighteen years. Mr. Tinsley is a director of Critical Path, a public company. He also serves as a director of several private technology companies.

Corporate Governance and Board Matters

Corporate governance is typically defined as the system that allocates duties and authority among a company’s stockholders, board of directors and management. The stockholders elect the Board and vote on extraordinary matters; the Board is the company’s governing body, responsible for hiring, overseeing and evaluating management, particularly the Chief Executive Officer (“CEO”); and management runs the company’s day-to-day operations. The nominees for election include eight independent directors, as defined by the rules of the NYSE, and our President and Chief Executive Officer. The Board’s principal responsibility is to promote the best interests of our stockholders by providing guidance and oversight for the management of our business and affairs.

The Board has adopted Corporate Governance Guidelines, and the Board’s Corporate Governance and Nominating Committee is responsible for overseeing the guidelines and making recommendations to the Board concerning corporate governance matters. The guidelines can be viewed on our website at www.bmc.com/investors. Among other matters, the guidelines include the following:

•	Membership on our Board will be predominantly non-employee directors who, at a minimum, meet the criteria for independence required by the NYSE.

•	The Board has adopted additional independence criteria set forth in the Guidelines.

•	Each regularly scheduled Board meeting will include an executive session of the independent directors.

•	The Board conducts an annual evaluation of itself, its committees and each individual director.

•	The Board prefers that the roles of Chairman of the Board and CEO be held by separate individuals, but if the Board ever decides to vest the role of Chairman in the CEO, then the Board will appoint an independent director as Presiding Director.

•	The Board expects our directors and officers to exhibit the highest standards of ethical behavior and to set an ethical tone for our company.

•	To effectively discharge their oversight duties, the Board has direct access to management.

•	Members of the Board are elected annually by the stockholders.

•	The Board is committed to a diversified membership.

The Board’s Corporate Governance Guidelines contain a guideline that generally, a director will not be nominated to a new term if he or she would be age 70 or older at the time of the election; provided, that such director has had the opportunity to serve at least five years as a director. In determining the list of nominees to stand for election at the Annual Meeting, the Board considered the guideline with respect to Messrs. Gray and Raymond, each of whom is 71 years old, and determined that Messrs. Gray and Raymond would not be nominated for re-election at the 2008 Annual Meeting.

The Board and its committees meet throughout the year on a set schedule and also hold special meetings and act by written consent from time to time as appropriate. Board agendas include regularly scheduled executive sessions for the independent directors (all of whom are non-employee directors) to meet without management present. The Chairman, who is an independent, non-employee director, presides over the executive sessions. The Board met in person five times in fiscal 2008 and held seven telephonic meetings. The independent directors met in executive session at the conclusion of each of the in-person meetings. Each Board member attended at least 75% of the total number of meetings of the Board and its committees; except that Mr. Lavigne attended 50% of the four meetings held after he joined the Board on January 1, 2008 due to pre-existing scheduling conflicts. Each director is encouraged to be present at annual meetings of stockholders. At the 2007 annual meeting of stockholders, seven of the ten directors were in attendance.

The Board currently has, and appoints the members of, standing Audit, Compensation, Corporate Governance and Nominating and Mergers & Acquisitions Committees. Each committee has a written charter approved by the Board. These charters are available on our website at www.bmc.com/investors. We will also furnish copies of any charter upon request. Requests for copies should be directed to Ms. Denise M. Clolery, Secretary, BMC Software, Inc., 2101 CityWest Blvd., Houston, Texas 77042.

The current members of the committees are identified in the following table.

Corporate
			Governance and	Mergers &
Director	Audit	Compensation	Nominating	Acquisitions

B. Garland Cupp			X	X
Jon E. Barfield	X		X
Gary Bloom			X	X
Meldon K. Gafner		Chair
Lew W. Gray		X
P. Thomas Jenkins		X		Chair
Louis J. Lavigne, Jr.	Chair
Kathleen A. O’Neil	X		Chair
George F. Raymond	X
Thomas J. Smach	X
Tom C. Tinsley		X		X

As a non-independent director, Mr. Beauchamp does not serve on any of the Board committees.

Audit Committee.  The Audit Committee has been established to assist the Board in fulfilling its responsibility to oversee (i) the quality and integrity of our financial statements and the process that produces them, (ii) our compliance with legal and regulatory requirements, (iii) the quality and integrity of our risk management process, and (iv) the qualifications and independence of the independent registered public accountants. The Audit Committee also oversees the performance of our internal audit function. The Audit Committee has sole responsibility for the retention and termination of the independent registered public accountants. The Audit Committee operates pursuant to a charter, which can be viewed on our website at www.bmc.com/investors. The Board has determined that each of the members of the Audit Committee qualifies as an “audit committee financial expert” as defined by the regulations of the SEC, and each of the members meets the independence criteria for audit committee members as defined by the NYSE. No member of the Audit Committee serves on more than three public company audit committees. In fiscal 2008, the Audit Committee held eight meetings. Mr. Lavigne became Chair of the Audit Committee effective April 1, 2008. The report of the Audit Committee begins on page 46.

Compensation Committee.  The Compensation Committee’s primary function is to support the Board in fulfilling its oversight responsibilities relating to senior management performance, compensation and succession. In this regard, the Board and Compensation Committee align total compensation for the CEO and other senior executives with the long-term interests of stockholders. The Compensation Committee’s duties include: making recommendations to the Board with respect to all compensation plans covering executive officers, administering our equity plans, reviewing our employee benefits and reviewing our Compensation Discussion and Analysis disclosure. The Compensation Committee operates pursuant to a charter, which can be viewed on our website at www.bmc.com/investors. In fiscal 2008, the Compensation Committee held eleven meetings. The Compensation Discussion and Analysis section, which begins on page 21, contains information on the roles of the Compensation Committee, the Board, executive officers and outside consultants in determining or recommending executive compensation.

Corporate Governance and Nominating Committee.  The Corporate Governance and Nominating Committee (the “Governance Committee”) is appointed by the Board to ensure that the Board governance system performs well. The duties of the Governance Committee include annually reviewing and reassessing the adequacy of our corporate governance guidelines, managing the Board’s annual evaluation process, monitoring director independence and overseeing outside director compensation. In addition, the Governance Committee assesses the appropriate balance of skills, characteristics and perspectives required for an effective Board, identifies, screens and recommends qualified director candidates and periodically reassesses the adequacy of the Board’s size. The Governance Committee operates pursuant to a charter, which can be viewed on our website at www.bmc.com/investors. The Governance Committee identifies director candidates through a variety of means, including recommendations from other Board members and management. From time to time, the Governance Committee utilizes third party search consultants to identify director candidates. The Governance Committee will consider all stockholder recommendations for candidates for the Board; any such recommendations should be sent to the Governance Committee, c/o Denise M. Clolery, Secretary, BMC Software, Inc., 2101 CityWest Blvd., Houston, TX 77042, and should include the recommended candidate’s name, biographical data and qualifications. The Governance Committee’s minimum qualifications and specific qualities and skills required for directors are set forth in Section 12 of our Corporate Governance Guidelines, which can be viewed on our website at www.bmc.com/investors. The Governance Committee screens all potential candidates in the same manner regardless of the source of the recommendation. The Governance Committee’s review is typically based on any written materials provided with respect to the potential candidate. The Governance Committee determines whether the candidate meets our minimum qualifications and specific qualities and skills for directors and whether requesting additional information or an interview is appropriate. In fiscal 2008, the Governance Committee held six meetings.

Mergers and Acquisitions Committee.  The Mergers and Acquisitions Committee (the “M&A Committee”) is appointed by the Board to review and assess, and assist the Board in reviewing and assessing, potential acquisitions, strategic investments and divestitures. The duties of the M&A Committee include providing guidance to management and the Board with respect to our acquisition, investment and divestiture strategies, assisting management and the Board with identifying acquisition, investment and divestiture opportunities, and overseeing management’s and the Board’s due diligence process with respect to proposed acquisitions, investments and divestitures. The M&A Committee operates pursuant to a charter, which can be viewed on our website at www.bmc.com/investors. In fiscal 2008, the M&A Committee held nine meetings.

Communications from Stockholders to the Board.  The Board is receptive to direct communication with stockholders and recommends that stockholders initiate any communications with the Board in writing and send them in care of the Secretary. Stockholders can send communications by e-mail to directors@bmc.com, by fax to (713) 918-1110 or by mail to Denise M. Clolery, Secretary, BMC Software, Inc., 2101 CityWest Blvd., Houston, Texas 77042. This centralized process will assist the Board in reviewing and responding to stockholder communications in an appropriate manner. The name of any specific intended Board recipient should be noted in the communication. Communications to the Board must include the number of shares owned by the stockholder as well as the stockholder’s name, address, telephone number and email address, if any. The Board has instructed the Secretary, prior to forwarding any correspondence, to review such correspondence and, pursuant to Board policy, not to forward certain items if they are deemed of a commercial or frivolous nature or otherwise inappropriate for the Board’s consideration. In such cases, some of that correspondence may be forwarded elsewhere within our company for review and possible response. A more detailed disclosure regarding our Board Communication Policy is available on our website at www.bmc.com/investors.

Certain Relationships and Related Person Transactions

The Board’s Governance Committee is responsible for review, approval, or ratification of “related-person transactions” between us or our subsidiaries and related persons. Under SEC rules, a related person is a director, executive officer, nominee for director, or 5% stockholder of the company since the beginning of the last fiscal year and their immediate family members. We have adopted written policies and procedures that apply to any transaction or series of transactions in which we or a subsidiary are a participant and a related person has a direct or indirect material interest. The Governance Committee will determine, in its discretion, whether to approve or disapprove of a related person transaction. In determining whether to approve or ratify a related person transaction, the Governance Committee will take into account, among other factors it deems appropriate, whether the related person transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction. The Governance Committee has determined that, barring additional facts or circumstances, a related person does not have a direct or indirect material interest in the following categories of transactions:

•	compensation to executive officers determined by the Compensation Committee and independent members of the Board;

•	compensation to directors determined by the Board; and

•	transactions in which all security holders receive proportional benefits.

In fiscal 2008, there were no related person transactions requiring review by the Governance Committee or disclosure.

Employee Code of Ethics

The Board has adopted a Professional Conduct Policy and Code of Ethics for our company. The Board requires all directors, officers and employees to adhere to this policy and code of ethics in addressing the legal and ethical issues encountered in conducting their work. This includes our principal executive officer and principal financial and accounting officers. A copy of this policy and code of ethics can be viewed on our website at www.bmc.com. Among other matters, this policy and code of ethics is designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	full, fair, accurate, timely and understandable disclosure in reports and documents that we file with, or furnish to, the SEC and in other public communications made by us;

•	compliance with applicable governmental laws, rules and regulations;

•	the prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and

•	accountability for adherence to the code.

Compensation of Directors

It is the general policy of the Board that compensation for directors who are not our employees (“non-employee directors”) should be a mix of cash and equity-based compensation. Any employee director, such as our CEO, is not paid for Board service in addition to his regular employee compensation. Non-employee directors may not receive consulting, advisory or other compensatory fees from us in addition to their Board compensation. With the assistance of outside compensation consultants, the directors and Corporate Governance and Nominating Committee of the Board periodically review our director compensation practices and compare them against the practices of a selected peer group of technology companies (the same peer group as we use for executive compensation benchmarking) as well as against the practices of public company boards generally. The Board believes that compensation for non-employee directors should be competitive and should fairly compensate directors for the time and skills devoted to serving our company but should not be so great as to compromise independence.

BMC compensates its directors for their commitment and service in three ways with the following philosophy:

•	The annual retainer for the chairman is larger recognizing the significant role.

•	Cash retainer: to compensate for their commitment to serve on behalf of BMC.

•	Board meetings fees: to compensate directors for the time commitment involved in participating in Board meetings in person. Meetings generally involve at least two days, including travel. Non-employee directors are also reimbursed for all travel and related expenses incurred in connection with their Board service.

•	Committee retainers: to pay for the specific work performed by each committee. Committee fees are differentiated to acknowledge market differences as well as the magnitude of the work each committee provides. Service on the Audit Committee is the most demanding and is therefore compensated with the highest committee retainer. Committee chairs also receive a higher retainer in acknowledgement of the work required.

•	Stock options: to reward the Board’s performance on a long-term basis through the increase in the value of shares issuable upon the exercise of stock options. Since options are granted at exercise prices equal to the fair market value at the date of grant, directors only benefit from option grants if stockholders benefit from increased stock value.

During fiscal 2008, non-employee directors received an annual retainer of $35,000, and the independent Chairman of the Board received an annual retainer of $105,000. Each non-employee director also received a $3,000 meeting fee for each in-person Board meeting attended. There were five in-person meetings in fiscal 2008. Members of Board committees received annual retainers for their service on committees in fiscal 2008 as set forth in the following chart:

	Chair Retainer	Member Retainer
Committee	($)	($)

Audit	27,000	16,000
Compensation	18,000	11,000
Corporate Governance and Nominating	12,000	7,000
Mergers and Acquisitions	12,000	7,000

Each non-employee director is eligible to participate in our Deferred Compensation Plan for Outside Directors (the “director deferral plan”) which permits each participant to defer the receipt of cash compensation for services until a later distribution date. Until distribution, all deferred amounts are deemed invested in our Common Stock. Upon distribution, a participating director will receive a cash payment equal to the accrued balance in his or her deferred account, which will be based on the appreciation or depreciation of our stock price during the time between deferral and distribution.

Following the Annual Meeting and assuming that each director is elected to serve as a director for a one-year term at the Annual Meeting, each non-employee director will be granted a stock option to purchase 30,000 shares of Common Stock and the Chairman of the Board will be granted a stock option to purchase 50,000 shares of Common Stock. The exercise price of these options will be the fair market value, which is calculated as the average of the high and low price of the Common Stock on the date of grant (the date of the Annual Meeting), and each option will have a six-year term and will become fully exercisable on the one-year anniversary of the grant date; provided, that in the event the 2009 annual meeting of stockholders is held prior to the one-year anniversary of the grant date and a director who has served continuously since the grant date to the date of such meeting is not re-elected, such director’s option will become fully exercisable on the date of such meeting. Prior to fiscal 2009, the term of these stock option grants was ten years. Upon ceasing to be a member of the Board, each director will be entitled to continue to hold and exercise these stock options until the earlier of three years or the expiration of the six-year option term. Upon joining the Board, a new director appointed to fill a vacancy or elected by the Board will be granted a stock option to purchase the pro rata portion of 30,000 shares of Common Stock based upon the time period to be served prior to the next annual meeting of stockholders at which time the new director would stand for election by our stockholders. In 2002, the Board adopted a requirement that each non-employee director own 5,000 shares of Common Stock by the later of: (i) the fifth anniversary after adoption of this requirement or (ii) a director’s fifth anniversary of joining the Board. For information on the number of shares of Common Stock owned by the members of the Board as of May 27, 2008 see “Security Ownership of Management” on page 20.

Fiscal 2008 Director Compensation Table

The following table sets forth the compensation details for each person who served as a non-employee director during fiscal 2008.

	Fees
	Earned
	or Paid	Option
	in Cash	Awards	Total
Name	($)	($)(5)	($)

B. Garland Cupp(1)	134,000	701,764	835,764
Jon E. Barfield	73,000	507,987	580,987
Gary Bloom(2)	29,625	299,559	329,184
Meldon K. Gafner	68,000	507,987	575,987
Lew W. Gray	64,000	265,239	329,239
P. Thomas Jenkins	73,000	507,987	580,987
Louis J. Lavigne, Jr.(3)	12,750	152,071	164,821
Kathleen A. O’Neil	79,043	507,987	587,030
George F. Raymond	77,000	265,239	342,239
Thomas J. Smach(2)	54,501	476,631	531,132
Tom C. Tinsley	68,000	507,987	575,987
John W. Barter(4)	30,130	179,153	209,283

(1)	Mr. Cupp serves as independent Chairman of the Board. Mr. Cupp deferred 50% of his fees pursuant to the director deferral plan described above. No other director participated in the director deferral plan in fiscal 2008.

(2)	Messrs. Bloom and Smach joined our Board on October 1, 2007 and June 1, 2007, respectively. On May 19, 2008, Mr. Smach resigned from our Board effective as of the date of the Annual Meeting.

(3)	Mr. Lavigne resigned from the Board in February 2007 for personal reasons and was re-appointed to the Board effective January 1, 2008.

(4)	Mr. Barter retired from our Board on August 21, 2007, the date of last year’s annual meeting of stockholders.

(5)	Represents the expense incurred by us in fiscal 2008, as determined under Financial Accounting Standard No. 123R (“FAS 123R”), for outstanding awards granted to non-employee directors. See the table on the following page for the assumptions used in our calculation of option expense in the above table.

The following table sets forth the number of stock options held by each non-employee director as of March 31, 2008:

			Total
	Vested	Unvested	Outstanding
Name	Stock Options	Stock Options	Stock Options

B. Garland Cupp	260,000	50,000	310,000
Jon E. Barfield	—	30,000	30,000
Gary Bloom	—	27,500	27,500
Meldon K. Gafner	230,000	30,000	260,000
Lew W. Gray	180,000	30,000	210,000
P. Thomas Jenkins	82,500	30,000	112,500
Louis J. Lavigne, Jr.	—	17,500	17,500
Kathleen A. O’Neil	155,000	30,000	185,000
George F. Raymond	100,000	30,000	130,000
Thomas J. Smach	7,500	30,000	37,500
Tom C. Tinsley	230,000	30,000	260,000

The following table sets forth the assumptions used in our calculation of fiscal 2008 option expense and included in the Fiscal 2008 Director Compensation Table above:

		Assumptions					Grant Date Fair
				Risk-Free			Value of Stock
			Expected	Interest	Dividend	Fiscal 2008	Awards Granted in
	Grant	Volatility	Life	Rate	Yield	Expense	Fiscal 2008
Name	Date	(%)	(Years)	(%)	($)	($)	($)

B. Garland Cupp	8/21/07	38.99	7	4.498	—	431,590	708,350
	8/22/06	38.55	8	4.802	—	270,174
Jon E. Barfield	8/21/07	43.40	10	4.745	—	328,075	538,455
	8/22/06	38.13	10	4.895	—	179,912
Gary Bloom	10/01/07	43.31	10	4.684	—	299,559	531,636
Meldon K. Gafner	8/21/07	43.40	10	4.745	—	328,075	538,455
	8/22/06	38.13	10	4.895	—	179,912
Lew W. Gray	8/21/07	32.23	4	4.194	—	168,034	275,787
	8/22/06	30.62	4	4.737	—	97,205
P. Thomas Jenkins	8/21/07	43.40	10	4.745	—	328,075	538,455
	8/22/06	38.13	10	4.895	—	179,912
Louis J. Lavigne, Jr.	1/07/08	44.61	10	4.094	—	152,071	362,073
Kathleen A. O’Neil	8/21/07	43.40	10	4.745	—	328,075	538,455
	8/22/06	38.13	10	4.895	—	179,912
George F. Raymond	8/21/07	32.23	4	4.194	—	168,034	275,787
	8/22/06	30.62	4	4.737	—	97,205
Thomas J. Smach	8/21/07	43.40	10	4.745	—	328,075	538,455
	6/01/07	40.69	10	5.058	—	148,556	148,556
Tom C. Tinsley	8/21/07	43.40	10	4.745	—	328,075	538,455
	8/22/06	38.13	10	4.895	—	179,912
John W. Barter	8/22/06	38.13	10	4.895	—	179,153

PROPOSAL TWO: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee of the Board has appointed Ernst & Young LLP (“Ernst & Young”) as our independent registered public accountants to audit our consolidated financial statements for fiscal 2009. Ernst & Young has served as our independent registered public accountants since March 19, 2002. As a matter of good corporate governance, the Audit Committee and Board have determined to submit Ernst & Young’s selection to stockholders for ratification. In the event that this selection is not ratified by a majority of the shares of Common Stock entitled to vote at the Annual Meeting, the Audit Committee will review its future selection of independent registered public accountants.

The charter of the Audit Committee provides that the committee is responsible for the pre-approval of all audit and permitted non-audit services to be performed by the independent registered public accountants, subject to the requirements of applicable law and the rules and regulations of the SEC and the Public Company Accounting Oversight Board. In accordance with its charter, the Audit Committee has delegated the authority to grant such pre-approvals to the committee chair, which approvals are then reviewed by the full committee at its next regular meeting. Typically, however, the Audit Committee itself reviews the matters to be approved. The procedures for pre-approving all audit and non-audit services provided by the independent registered public accountants include the Audit Committee reviewing a budget for audit services, audit-related services, tax services and other services. The budget includes a description of, and a budgeted amount for, particular categories of audit and non-audit services that are anticipated at the time the budget is submitted. Audit Committee approval is required to exceed the budgeted amount for a particular category of non-audit services or to engage the independent registered public accountants for any services not included in the initial pre-approval. The Audit Committee periodically monitors the services rendered by and actual fees paid to the independent registered public accountants to ensure that such services are within the parameters approved by the Audit Committee. In its review and pre-approval of non-audit services, the Audit Committee considers among other factors, the possible effect of the performance of such services on Ernst & Young’s independence.

To avoid potential conflicts of interest and to maintain auditor independence, SEC rules and regulations prohibit a publicly traded company from obtaining certain non-audit services from its independent registered public accountants. The Audit Committee does not pre-approve, and we do not obtain, any of those prohibited services from Ernst & Young. The Audit Committee does not delegate to management its responsibilities to pre-approve services performed by the independent registered public accountants.

Representatives of Ernst & Young are expected to attend the Annual Meeting and be available to respond to questions and, if they desire, to make a statement.

Fees Paid to Ernst & Young

The following table shows the fees for audit, audit-related, tax and other services provided by Ernst & Young for fiscal years 2008 and 2007, all of which were approved by the Audit Committee:

	2008	2007
	($ in thousands)

Audit Fees	6,800	10,200
Audit-Related Fees	—	—
Tax Fees	200	200
All Other Fees	—	—

Total	7,000	10,400

Audit Fees.  Fees for audit services include fees associated with the annual audit and quarterly reviews of our consolidated financial statements, including the audit of the effectiveness of internal control over financial reporting, statutory audits required internationally, consents related to documents filed with the SEC, work performed by tax professionals in connection with the audit and quarterly reviews, and accounting and financial reporting consultations and research necessary to comply with generally accepted auditing standards.

Audit-Related Fees.  Audit-related fees refer to fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not otherwise reported as audit fees. We did not incur any audit-related fees with Ernst & Young during fiscal 2007 or 2008.

Tax Fees.  Fees for tax service include tax compliance and tax advice including, but not limited to, international tax compliance and advice, federal and state tax advice, mergers and acquisitions tax advice and assistance with the preparation of foreign tax returns, exclusive of tax services rendered in connection with the audit and quarterly reviews.

Recommendation of the Board

The Board recommends a vote “FOR” the ratification of the appointment by our Audit Committee of Ernst & Young as our independent registered public accountants for fiscal 2009.

EXECUTIVE OFFICERS

Certain information concerning our executive officers as of the date of this proxy statement is set forth below, except that information concerning Mr. Beauchamp is set forth above under “Proposal One: Election of Directors.”

Name	Age	Position

Dan Barnea	63	Senior Vice President, Global Sourcing Practices
Jae W. Chung	47	Senior Vice President, Business Operations
Denise M. Clolery	52	Senior Vice President, General Counsel and Secretary
James W. Grant	58	Senior Vice President and General Manager, ESM
Dev Ittycheria	41	Senior Vice President, Strategy and Corporate Development
John D. McMahon	52	Senior Vice President, Worldwide Sales and Services
William D. Miller	57	Senior Vice President and General Manager, MSM
Stephen B. Solcher	47	Senior Vice President and Chief Financial Officer
Michael A. Vescuso	63	Senior Vice President of Administration
T. Cory Bleuer	38	Vice President, Controller and Chief Accounting Officer

Mr. Barnea was appointed Senior Vice President, Global Sourcing Practices in February 2008. Mr. Barnea served as Senior Vice President, Strategy and Corporate Development from May 2006 to January 2008. Mr. Barnea joined BMC Software in April 1999 when BMC Software acquired New Dimension Software, Ltd. and served as Senior Vice President, Operations from January 2001 until January 2002 and as Senior Vice President of Research & Development from January 2002 until May 2006. From June 1995 until the acquisition by BMC Software, he served as Chief Executive Officer of New Dimension Software, Ltd.

Mr. Chung was appointed Senior Vice President, Business Operations in September 2006. Mr. Chung was a private investor from January 2006 to September 2006. Prior to joining us, Mr. Chung served in various senior management positions, most recently as Senior Executive Vice President with MBNA America and Bank of America from September 1999 to January 2006.

Ms. Clolery was appointed Senior Vice President, General Counsel and Secretary in November 2005. Prior to joining us, Ms. Clolery served as a partner in the law firm of Sonnenschein, Nath and Rosenthal, LLP from May 2005 to November 2005 where she practiced in their Intellectual Property & Technology and Corporate & Securities practice groups. From December 2000 to November 2003, Ms. Clolery served as Senior Vice President, General Counsel and Corporate Secretary of Radianz, a leading global network services provider to the financial industry. Prior to joining Radianz, Ms. Clolery was a partner in the international law firm of O’Melveny and Myers LLP.

Mr. Grant was appointed Senior Vice President, General Manager, Enterprise Service Management (ESM) in February 2007. Mr. Grant served as Vice President, General Manager, ESM from April 2006 to February 2007. Mr. Grant joined us in March 2003 as the General Manager of our Remedy business unit. In July 2004, he was appointed General Manager of our Service Management business unit. Prior to joining us, Mr. Grant served from July 2002 to March 2003 as Vice President and General Manager of Hewlett Packard’s OpenView software business and served as General Manager for Operations and Marketing (OpenView) from April 2000 to July 2002.

Mr. Ittycheria was appointed Senior Vice President, Strategy and Corporate Development in April 2008 when BMC Software acquired BladeLogic, Inc. (BladeLogic). In this position, Mr. Ittycheria is responsible for BMC’s corporate strategy, mergers and acquisitions, corporate marketing and strategic alliances. Mr. Ittycheria held the post of President and CEO and served on the Board of Directors of BladeLogic from August 2001 to April 2008. Prior to founding BladeLogic, Mr. Ittycheria held several management positions in technology companies, including Senior Vice President and General Manager of the ASP division of Breakaway Solution, Co-founder,

President and CEO of Applica, one of the first venture-backed ASPs which was acquired by Breakaway, and various senior positions in the data communications business of AT&T and Teleport Communications Group.

Mr. McMahon was appointed Senior Vice President of Worldwide Sales and Services in May 2008. Mr. McMahon joined us with our acquisition of BladeLogic in April 2008, initially serving as Vice President of Sales. Mr. McMahon served as Executive Vice President and Chief Operating Officer of BladeLogic from October 2007 until BMC acquired BladeLogic. He was the Senior Vice President of Worldwide Sales and Customer Services of BladeLogic from August 2005 to October 2007. From 1989 to 1998, Mr. McMahon was employed at Parametric Technology Corporation, where he last served as Executive Vice President of Worldwide Sales. From 1998 to 2000, Mr. McMahon served as Executive Vice President of Worldwide Sales at GeoTel Communications Corporation. Mr. McMahon also served as Executive Vice President of Worldwide Sales of Ariba, Inc. from 2000 to 2001 and President and Chief Operating Officer of HighRoads Inc., formerly known as IE-Engine, Inc. from 2002 to 2004. Mr. McMahon currently serves as a member of the board of directors of SelectMinds, Inc.

Mr. Miller was appointed Senior Vice President, General Manager, Mainframe Service Management (MSM) in February 2007. Mr. Miller served as Vice President, General Manager, MSM from April 2006 to February 2007. Mr. Miller joined us in July 2002 and served in various senior management positions in our mainframe business unit, including General Manager from April 2004 to April 2006. Mr. Miller joined Bindview Development as Senior Vice President of Sales and Services in July 2000 and was promoted to Chief Operating Officer in October 2001 before joining us. Mr. Miller left IBM in 2000 after working with IBM for 21 years in various technical and sales positions and was Vice President, EMEA, Industrial Sector for his last assignment at IBM.

Mr. Solcher has served as our Senior Vice President and Chief Financial Officer since December 2005. From August 2005 to December 2005, Mr. Solcher served as our interim Chief Financial Officer. Prior to this appointment, Mr. Solcher had served as our Vice President of Finance and Treasurer for more than five years. Mr. Solcher joined us in 1991 as Assistant Treasurer.

Mr. Vescuso was appointed Senior Vice President of Administration in January 2006. From February 2004 through January 2006, Mr. Vescuso was Vice President of Human Resources of Brocade Communications Systems, Inc. Prior to joining Brocade, Mr. Vescuso was Senior Vice President, Human Resources of Portal Software from August 2001 through September 2003. Prior to August 2001, Mr. Vescuso was the Vice President, Human Resources at Dell Computer.

Mr. Bleuer joined us in August 2006 as Vice President, Controller and Chief Accounting Officer. Prior to joining us, Mr. Bleuer was the Vice President and Controller of EMC Corporation’s Captiva Software group from December 2005 to July 2006 and was Vice President and Corporate Controller of Captiva Software Corporation from February 2005 to December 2005. Prior to joining Captiva Software Corporation, Mr. Bleuer was with Fair Isaac Corporation serving as the Corporate Controller from August 2004 to February 2005 and as Director, Corporate Finance and Accounting from August 2002 to August 2004. From June 2000 to August 2002, Mr. Bleuer served as Corporate Controller of HNC Software Inc.

SECURITY OWNERSHIP OF CERTAIN BENEFICAL OWNERS

The following table sets forth, as of May 27, 2008, information with respect to persons or groups owning beneficially (to our knowledge) more than five percent of our Common Stock.

	Common Stock
	Beneficially
Name and Address of Beneficial Owner	Owned		Percent

Dodge & Cox	18,444,409	(1)	9.4%
555 California Street, 40th Floor San Francisco, CA 94104
Barclays Global Investors (Deutschland) AG	13,063,790	(2)	6.7%
Apianstrasse 6 D-85774 Unterfohring, Germany
J. & W. Seligman & Co. Incorporated and William C. Morris	11,794,500	(3)	6.0%
100 Park Avenue New York, NY 10017
Hotchkis and Wiley Capital Management, LLC	11,539,192	(4)	5.9%
725 S. Figueroa, 39th Floor Los Angeles, CA 90017
State Street Bank and Trust Company, Trustee	10,774,841	(5)	5.5%
State Street Financial Center One Lincoln Street Boston, MA 02111
BlackRock, Inc.	10,663,872	(6)	5.5%
40 East 52nd Street New York, NY 10022

(1)	According to an Amendment to Schedule 13G filed with the SEC in February 2008, Dodge & Cox reported that as of December 31, 2007, they have sole voting power with respect to 17,485,459 shares, sole dispositive power with respect to 18,444,409 shares and shared voting power with respect to 43,100 shares. They did not report any shares subject to shared dispositive power.

(2)	According to a Schedule 13G filed with the SEC in January 2008, Barclays Global Investors (Deutschland) AG reported that as of December 31, 2007, they have sole voting power with respect to 11,259,114 shares and sole dispositive power with respect to 13,063,790 shares. They did not report any shares subject to shared voting or dispositive power.

(3)	According to a Schedule 13G filed with the SEC in January 2008, J. & W. Seligman & Co. Incorporated and William C. Morris reported that as of December 31, 2007, they have shared voting power with respect to 11,749,500 shares and shared dispositive power with respect to 11,794,500 shares. They did not report any shares subject to sole voting or dispositive power.

(4)	According to an Amendment to Schedule 13G filed with the SEC in February 2008, Hotchkis and Wiley Capital Management, LLC reported that as of December 31, 2007, they have sole voting power with respect to 9,982,192 shares and sole dispositive power with respect to 11,539,192 shares. They did not report any shares subject to shared voting or dispositive power.

(5)	According to a Schedule 13G filed with the SEC in February 2008, State Street Bank and Trust Company reported that as of December 31, 2007, they have sole voting power with respect to 10,774,841 shares and shared dispositive power with respect to 10,774,841 shares. They did not report any shares subject to shared voting or sole dispositive power.

(6)	According to a Schedule 13G filed with the SEC in February 2008, BlackRock, Inc. reported that as of December 31, 2007, they have shared voting power with respect to 10,663,872 shares and shared dispositive power with respect to 10,663,872 shares. They did not report any shares subject to sole voting or dispositive power.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth the number of shares of Common Stock beneficially owned, as of May 27, 2008, by each current director, by each Named Executive Officer listed in the summary compensation table on page 36, and by all directors and executive officers as a group. Unless otherwise indicated, all persons listed below have sole voting and investment power over all shares beneficially owned.

			Shares
			Covered by	Total
			Exercisable	Beneficial	Percent of
Name	Shares Owned		Options(1)	Ownership	Common Stock

Jon E. Barfield	5,697		—	5,697	*
Robert E. Beauchamp	279,861	(2)	1,392,187	1,672,048	*
Gary Bloom	100		—	100	*
B. Garland Cupp	87,883	(3)	260,000	347,883	*
Meldon K. Gafner	20,000		230,000	250,000	*
Lew W. Gray	35,000		210,000	245,000	*
P. Thomas Jenkins	—		82,500	82,500	*
Louis J. Lavigne, Jr.	—		17,500	17,500	*
Kathleen A. O’Neil	5,000		155,000	160,000	*
George F. Raymond	5,000		130,000	135,000	*
Thomas J. Smach	—		37,500	37,500	*
Tom C. Tinsley	8,500		230,000	238,500	*
Dan Barnea	95,000	(4)	888,333	983,333	*
James W. Grant	60,516	(5)	92,717	153,233	*
Cosmo Santullo	88,195	(6)	248,020	336,215	*
Stephen B. Solcher	79,865	(7)	89,847	169,712	*
All directors and executive officers as a group (23 persons)	1,044,706	(8)	4,314,055	5,358,761	2.7

*	Represents less than one percent.

(1)	These are shares that may be acquired upon the exercise of stock options exercisable on or within sixty days after May 27, 2008 under our stock option plans.

(2)	Includes 98,000 shares of restricted stock subject to forfeiture, as to which the holder has sole voting but not investment power until vesting.

(3)	Represents shares held in The B. Garland Cupp Revocable Trust.

(4)	Includes 25,000 shares of restricted stock subject to forfeiture, as to which the holder has sole voting but not investment power until vesting.

(5)	Includes 27,950 shares of restricted stock subject to forfeiture, as to which the holder has sole voting but not investment power until vesting.

(6)	Includes 31,000 shares of restricted stock subject to forfeiture, as to which the holder has sole voting but not investment power until vesting.

(7)	Includes 18,400 shares of restricted stock subject to forfeiture, as to which the holder has sole voting but not investment power until vesting.

(8)	Includes 115,975 shares of restricted stock subject to forfeiture, as to which the holders have sole voting but not investment power until vesting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, among others, to file with the SEC and the NYSE an initial report of ownership of our Common Stock on a Form 3 and reports of changes in ownership on a Form 4 or a Form 5. Persons subject to Section 16 are required by SEC regulations to furnish us with copies of all Section 16(a) forms that they file related to transactions in our Common Stock. Under SEC rules, certain forms of indirect ownership and ownership of our Common Stock by certain family members are covered by these reporting requirements. As a matter of practice, our administrative staff assists our directors and executive officers in preparing initial ownership reports and reporting ownership changes and typically files these reports on their behalf.

Based on a review of the copies of such forms in our possession, and on written representations from reporting persons, we believe that during fiscal 2008, all of our executive officers and directors filed the required reports on a timely basis under Section 16(a), except that one late Form 4 report was filed by Stephen B. Solcher on April 14, 2008 to report the withholding by the Company of shares to pay for taxes upon the vesting of a restricted stock award.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

Our compensation programs are designed to drive business performance by attracting, retaining and rewarding those who provide leadership and deliver results. This section of the proxy statement explains how our compensation programs are designed and operate in practice with respect to our executives and specifically our Named Executive Officers as defined by the SEC:

•	Robert E. Beauchamp, President and Chief Executive Officer,

•	Dan Barnea, Senior Vice President, Global Sourcing Practices,

•	James W. Grant, Senior Vice President and General Manager, ESM,

•	Cosmo Santullo, former Senior Vice President, Worldwide Sales and Services, and

•	Stephen B. Solcher, Senior Vice President and Chief Financial Officer.

Effective May 23, 2008, Mr. Santullo no longer serves as an executive officer, and his employment with us was terminated effective June 2, 2008.

We will explain the philosophy and mechanics of the programs as well as how they work together to motivate and reward performance. The “Executive Compensation” section presents compensation earned by the Named Executive Officers in fiscal 2008.

Compensation Philosophy and Objectives

The Compensation Committee, Board and management believe that compensation should attract, retain and reward the performance of employees, including executives, who are critical for current and future company success. Our compensation programs:

•	Deliver a total compensation package with multiple reward vehicles;

•	Compete in the market for top talent;

•	Pay for company and individual performance; delivering top market pay only for top performance;

•	Align total compensation programs to support business objectives;

•	Reward short-term and long-term performance; and

•	Align executive goals and rewards with employees and stockholders.

Deliver a total compensation package with multiple reward vehicles

We have designed multiple pay and reward vehicles that work together to achieve overall objectives. Together, these vehicles deliver a competitive package that focuses on rewarding performance and retaining talent. We consider the nature of the role and set overall compensation levels and the use of each component to reflect the market complexity and required capability of the role. Therefore, the job of the CEO, the most complex and diverse, is compensated at a considerably higher level. However, the tools we use are the same for all executives. Each element and its specific purpose are described in the “Compensation Elements” section. Though the strongest incentive in our total compensation program for executives is performance, we also intend to ensure that our top performing, talented executive team remains with us over the longer term. Continuity in leadership is a critical factor for our success. Therefore, the Compensation Committee considers retention when determining the amounts of awards and which vehicles to utilize. From time to time, we will make pay-related decisions to ensure retention. Time-based restricted stock is one vehicle that is primarily used for retention.

Compete in the market for top talent

We use a benchmarking approach, described later, to set and evaluate the competitiveness of each program element and the overall compensation package. The table under “Compensation Elements” outlines the strategy of each element of the program and its connection to our compensation philosophy. Target levels of pay programs are set to compete at the median of the market for base and above the market median for performance-related elements.

Pay for company and individual performance; delivering top market pay only for top performance

Our executive compensation programs are designed so that the majority of targeted pay is performance-based. Twenty percent or less of any executive officer’s target pay is delivered as base pay. Only one-third of total target pay is delivered in base pay and time-based restricted shares, where the outcome of those pay elements is not based on performance. Even in those cases, the award levels are determined based upon individual role and performance. The remaining two-thirds of an executive’s target pay is tied directly to performance, primarily to achievement of financial goals and performance objectives, not just to individual performance. The emphasis on overall performance is designed to focus our executive officers, working as a team, on a common purpose and shared performance standards aligned with stockholder interests.

Individual compensation targets and performance objectives are established based on our philosophy that our compensation programs should work as an integrated package to deliver above market pay only for excellent performance. For our performance-based elements, we target paying above market for above market performance. Actual performance against these aggressive performance targets will drive payouts above or below target.

Align total compensation programs to support business objectives

Our success depends upon the executives being focused on the critical strategic and tactical objectives that lead to company success. This in turn ensures the alignment of compensation programs to the interests of stockholders. Therefore, measures have been developed to align executive compensation with our business objectives. This philosophy cascades throughout our compensation programs for all employees. As previously discussed, performance-based compensation represents two-thirds or more of target compensation for executives. The design of the programs, the selected measures, the performance targets and the timing of awards and payouts are all geared to drive business performance and stockholder return.

Reward short-term and long-term performance

The following table illustrates how performance-based compensation elements, each of which is described in greater detail in the next section, link executive compensation to company performance and stockholder return over both short-term and long-term time horizons. It also describes how performance ranges affect payout ranges.

	Program	Performance Measure	Timing	Performance Connection to Pay
	Short-Term Incentive (STIP)	70% Non-GAAP Earnings Per Share (“EPS”) 30% Business Unit measures	Quarterly and annual measurement periods paid in two semi-annual awards.
• 100% of target performance results in 100% payout.

• Above target performance results in greater than 100% payout.

• 200% is the maximum payout level against extraordinary targets.

• Minimum performance targets are established; for fiscal 2008, achieving 93% of performance target would have resulted in a 50% payout. Below 93% would result in no payout.

Short—Term

	Discretionary Awards	Individual performance goals	Ad hoc	• These awards provide a direct link to short-term delivery of business objectives.

	Long-Term Incentive Plan (LTIP)	Relative total stockholder return (TSR) against peer group of competitive software companies	Three years (For new entrants into the LTIP, the first award is divided into two measurement periods of 18 months and 36 months)
• TSR at 50th  percentile of peer group (or median performance) results in threshold payout of 50% of target.

• 70th percentile TSR performance results in target payout at 100%.

• TSR greater than or equal to the 80 th percentile (or top tier performance) results in maximum payout of 150%.

Long—Term

	Performance-Based Restricted Shares	Long-term goals for Non-GAAP EPS	Two and three year performance targets	• All shares are subject to forfeiture if minimum performance thresholds are not achieved. • Restrictions on shares will be removed if the Board-established goal is achieved.

	Stock Options	Stock price change	Monthly vesting over four years	• Reward value is driven by market performance.

We typically use non-GAAP EPS as a performance measure for compensation purposes. Non-GAAP EPS excludes severance, exit costs and related charges, amortization of intangible assets, share-based compensation expenses and in-process research and development charges. Non-GAAP EPS is not a financial measure prepared in accordance with generally accepted accounting principles (“GAAP”) and should not be considered as a substitute for performance measures prepared in accordance with GAAP.

Align executive goals and rewards with employees and stockholders

The role our executives play in leading the execution of our business strategy is critical to delivering stockholder return. To be successful, all employees need to understand and deliver results. We establish goals that are aligned to stockholder interests based on delivery of the business strategy and key financial measures and implement compensation programs such that key employees, including executives, are rewarded for success against those goals.

Compensation Elements

The Compensation Committee, with the assistance of management and outside consultants, designs, administers and assesses the effectiveness of all compensation vehicles against the market and our philosophy statements. The table below describes each element and its link to our compensation philosophy.

Reward
		Compete in the		Reward Short-Term	Long-Term
Compensation Element	Philosophy Statement	Market	Retain	Performance	Performance

Base Pay	We provide base pay competitive at the market median (or 50th percentile) of industry peers and across other industries where appropriate. Base pay maintains a standard of living and is used to compete in the market for talent. Base pay forms the foundation for our other reward vehicles and is therefore the most strongly measured against the market.	X	X
Short-Term Incentive Plan (STIP)	STIP rewards specific quarterly and annual performance against business measures set by the Board. The amount of the reward is determined by formula and can vary from 0% to 200% of an individual executive’s target incentive. To achieve top payout, our performance must significantly outperform targets set above external expectations. Target incentive levels are established based on competitive market conditions, job complexity and sustained performance/contribution.	X		X
Discretionary Cash Awards	Discretionary cash awards are used to drive specific, short-term performance. The Committee authorizes a cash pool to be awarded at the CEO’s discretion based on the achievement of individual goals which are usually predetermined. Awards are made based on individual contributions aimed at specific short-term objectives beyond normal job expectations.			X
Long-Term Incentive Plan	The LTIP is a long-term cash incentive award that rewards total stockholder return relative to industry peers, typically over a three-year period. To receive target awards, our total stockholder return must be at or above the 70th percentile of the peer group. Threshold payouts are set at the 50th percentile.		X		X

Reward
		Compete in the		Reward Short-Term	Long-Term
Compensation Element	Philosophy Statement	Market	Retain	Performance	Performance

Performance-Based Restricted Share Awards	Performance-based restricted shares are awarded periodically to executives and other key employees. The shares vest in full only if we achieve the pre-established performance targets after three years, assuming continued employment. For awards made in fiscal 2008, the Board established long-term non-GAAP EPS targets that must be achieved for the executives to realize full value from these shares.		X		X
Non-qualified Stock Options	Stock options are generally awarded annually to align executive and stockholder interests. As we perform and our stock price increases, options become more valuable. We therefore consider stock options to be a performance driven vehicle.	X	X		X
Time-Based Restricted Shares (TBRS)	Time-based restricted share awards are used to provide an additional retention incentive while providing an opportunity for increased rewards as stockholder return increases.	X	X
Other Compensation and Benefits Programs	Benefits programs for all BMC employees provide protections for health, welfare and retirement. Benefits programs are standard across all of BMC and include healthcare, life, disability, dental and vision benefits as well as a standard 401(k) program or other federally provided programs outside of the U.S. A deferred compensation program provides for voluntary deferrals of income for tax advantaged savings beyond the limits of qualified plans under Section 401(k). Investment choices mirror the other retirement programs and only provide market-driven returns.	X	X

The following charts illustrate the percentage of total target compensation for our CEO and our other executive officers, on average, respectively, represented by each major element described in the above table. These percentages represent the target levels for each element approved for fiscal 2008.

CEO Pay Summary	Other Executive Pay Summary

Base Salary

Our goal is to set base salaries for all executive officers at levels that are competitive at the market median (or the 50th percentile) with similar positions of industry peers and across industries where appropriate. While we conduct surveys annually, we usually adjust salaries for those at a senior level either when our surveys show a significant deviation versus the market median or to recognize outstanding individual performance. This is consistent with our philosophy that compensation above competitive levels should come primarily from the variable portion of the compensation package when we are achieving our performance goals.

Short-term Incentives

For fiscal 2008, the short-term incentive compensation plan had three components:

•	The first component was a quarterly incentive based on achieving corporate non-GAAP EPS targets. An aggregate of 52.5% of the annual target incentive, or 13.125% per quarter, was based on quarterly corporate non-GAAP EPS targets.

•	The second component (17.5% of the annual target incentive) was based on achieving an annual non-GAAP EPS target.

•	The third component (30% of the annual target incentive) was based on achieving assigned business unit goals.

The business unit goals are specific to revenue and margin for the respective unit for which each executive is responsible. In the case of top level and “staff” executives such as our CEO and CFO, who are not assigned to a particular business unit, the business unit goal is a blend of all the business units. The targets have all been set and approved by both the Compensation Committee and the Board. Our internal plan performance targets have been set to over-achieve external expectations, and we consider them to be stretch objectives which will not be easily reached. Actual bonus payments may be less than or greater than target amounts depending on whether and to what extent the goals are achieved. The Compensation Committee reserves the right to reduce a payout for any individual based on the Compensation Committee’s view of such individual’s performance and/or our performance during a performance period. The Compensation Committee did not exercise its discretionary authority to reduce any STIP payouts for fiscal 2008. The following charts set forth, for each Named Executive Officer, the fiscal 2008 STIP goals applicable to such officer, the actual targets, the actual performance against such target and the resulting attainment percentages and payout percentages.

							FY08 Overall
							Payout %
			FY08	FY08	FY08	FY08	(Weight *
Name	Measure	Weight	Targets	Actual	Attain %	Payout %	Payout %)

Robert E. Beauchamp	Annual non-GAAP EPS	17.5%	$1.80	$2.00	111%	200%	35%
	Quarterly non-GAAP EPS	52.5%	(1)	(1)	109%	179%	94%
	Weighted average of operating business unit attainment	30.0%	N/M	N/M	92%	92%	28%
	Total						156%
Stephen B. Solcher	Annual non-GAAP EPS	17.5%	$1.80	$2.00	111%	200%	35%
	Quarterly non-GAAP EPS	52.5%	(1)	(1)	109%	179%	94%
	Weighted average of operating business unit attainment	30.0%	N/M	N/M	92%	92%	28%
	Total						156%
Cosmo Santullo	Annual non-GAAP EPS	17.5%	$1.80	$2.00	111%	200%	35%
	Quarterly non-GAAP EPS	52.5%	(1)	(1)	109%	179%	94%
	ESM Sales Contribution Margin(2)	15.0%	641	560	92%	92%	14%
	SM/IM/New DSM Perpetual License Bookings(3)	7.5%	315	275	87%	87%	6%
	DSM Annualized Bookings(4)	7.5%	134	109	86%	86%	6%
	Total						155%

							FY08 Overall
							Payout %
			FY08	FY08	FY08	FY08	(Weight *
Name	Measure	Weight	Targets	Actual	Attain %	Payout %	Payout %)

Dan Barnea(5)	Annual non-GAAP EPS	17.5%	$1.80	$2.00	111%	200%	35%
	Quarterly non-GAAP EPS	52.5%	(1)	(1)	109%	179%	94%
	Weighted average of operating business unit attainment	15.0%	N/M	N/M	96%	96%	14%
	Total						143%
James W. Grant	Annual non-GAAP EPS	17.5%	$1.80	$2.00	111%	200%	35%
	Quarterly non-GAAP EPS	52.5%	(1)	(1)	109%	179%	94%
	ESM Total Bookings Margin(6)	15.0%	700	640	93%	93%	14%
	SM/IM/New DSM Perpetual License Bookings(3)	7.5%	315	275	87%	87%	6%
	DSM Annualized Bookings(4)	7.5%	134	109	86%	86%	6%
	Total						156%

Note: actual calculations for most business unit targets are completed on a quarterly basis. Because of variations in our financial plan from quarter to quarter, the quarterly targets and resulting attainments are not equally weighted quarter-to-quarter. All totals do not foot due to rounding.

N/M — not measured as a target. For this component, each eligible executive is compensated based on a calculated weighted average of the attainment of the operating business units against their established targets.

(1)	The quarterly non-GAAP EPS targets and attainment were as follows: Q1 - $0.33 and $0.36; Q2 - $0.42 and $0.47; Q3 - $0.52 and $0.54; and Q4 - $0.53 and $0.63.

(2)	Calculated as bookings less direct business unit expenses for our ESM sales business unit. For purposes of the STIP, we calculate bookings as the aggregate sales orders booked in a period. Bookings for STIP purposes will not equal recognized revenue and therefore cannot be derived from our financial statements.

(3)	Calculated by totaling perpetual license bookings for the service management and identity management product lines plus certain new distributed systems management product perpetual license bookings. We do not disclose product line revenues in our financial statements.

(4)	Calculated as total bookings for our distributed systems management product line divided by the weighted average contract term length (in years). We do not disclose product line revenues in our financial statements.

(5)	For the first and second quarters of fiscal 2008, Mr. Barnea’s plan included a target based on the Identify product line, which was not achieved.

(6)	Calculated as total bookings for the ESM business unit plus recognized ESM professional services revenue minus direct ESM sales and services expenses. We do not disclose product line revenues or expenses in our financial statements.

			Actual Overall
	STIP Target as %	Target Incentive	Payout as % of	Actual Overall
Name	of Base	Amount	Target	Payout

Robert E. Beauchamp President and CEO	150%	$1,425,000	156%	$2,228,896
Stephen B. Solcher SVP and CFO	100%	$430,000	156%	$672,579
Cosmo Santullo Former SVP of Worldwide Sales and Services	150%	$712,500	155%	$1,107,822
Dan Barnea SVP, Global Sourcing Practices	125%	$468,750	143%	$671,104
James W. Grant SVP and General Manager, ESM	115%	$480,269	156%	$748,435

Discretionary cash awards

In order to drive and award specific short-term initiatives, the Board authorizes the CEO to use a discretionary cash pool each year. The pool can be used for direct reports or others. Generally, projects or special initiatives are the focus of these special awards. Though not required, by practice, the CEO determines in advance what specific targets or actions will result in an award. The amounts shown in the Bonus Columns on the Summary Compensation table reflect such discretionary awards.

Long-term Incentives

During 2008, our long-term incentive compensation plan consisted of:

•	Stock options,

•	Performance-based restricted stock,

•	Time-based restricted stock, and

•	The Long-Term Incentive Plan (LTIP).

We utilized these programs to align executives with stockholder interests and to ensure longer term performance and retention. All equity vehicles require the employees to earn the rewards through demonstrated company performance and continued employment with us and provide increased rewards through demonstrated company performance, thus aligning these tools directly with business objectives and our desire to retain top talent.

We believe that awards of stock options are in the best interest of our stockholders and that they are highly motivational to deliver healthy, sustained business results. We typically make annual stock option grants to our executive officers; however, the Compensation Committee, with the approval of the Board, can make interim awards when circumstances or events warrant. Grants have an exercise price equal to the fair market value of a share of Common Stock on the grant date. Grants made in fiscal 2008 have a six-year term with vesting occurring monthly over four years, assuming continued employment. These vesting terms were also used for awards for other employees granted stock options in fiscal 2008. Target grant guidelines are developed based on our market compensation benchmarking as described in “Benchmarking and Peer Company Comparisons” below. Actual grants awarded to individuals are determined based on the Compensation Committee’s subjective view of each recipient’s individual performance, role, retention considerations and other special circumstances.

We introduced performance-based restricted shares for executives in fiscal 2007. The use of performance-based restricted shares aligns executives with long-term performance goals. The awards made in fiscal 2007 utilize two and three year non-GAAP EPS goals for vesting to motivate executives to achieve sustained performance, thereby driving stockholder return. At the beginning of the fiscal years 2007, 2008 and 2009, awards have been made with the following connection to three-year performance.

At the beginning of fiscal 2007, the Board established long-term non-GAAP EPS targets for fiscal 2008 and 2009. The performance-based shares were scheduled to vest according to our actual performance (against these pre-established goals), 50% in fiscal 2008 and 50% in 2009, with accelerated vesting permitted upon the earlier achievement of the fiscal 2009 target. A performance threshold was established for any shares to vest in each year. Our fiscal 2008 performance over-achieved against the original fiscal 2009 goal of $1.80 per share. Since we achieved the full fiscal 2009 goal in 2008, 100% of the full award vested following the certification of the results by the Compensation Committee. Therefore, full vesting was achieved.

Additional performance-based restricted shares were awarded in fiscal 2008. The awards are again based on two and three year performance targets for non-GAAP EPS with vesting cycles at the end of fiscal 2009 and fiscal 2010. The awards have a similar structure to those described above without the potential acceleration of 2010 vesting. We determined that there was a greater need to have the retention power over the full three years than to motivate the acceleration of financial performance. Therefore, 50% of the grant will potentially vest according to non-GAAP EPS performance after the certification of results for fiscal years 2009 and 2010.

In fiscal 2009, performance-based restricted shares were awarded with vesting dependent upon achieving a non-GAAP EPS target. With this award, 100% of the shares will vest only if the non-GAAP EPS target is achieved in fiscal 2011.

Vesting of
Performance Based Restricted Stock

Fiscal Year of Award	Performance after 2 years	Performance after 3 years	Why

2007	• 50% vesting on fiscal 2008 performance against non-GAAP EPS target of $1.52 • 100% accelerated vesting upon achieving fiscal 2009 goal	• 50% vesting on fiscal 2009 performance against non-GAAP EPS target of $1.80	• Focus to drive rapid non-GAAP EPS turnaround • Program also expanded to top, key employees to focus on financial performance
2008	• 50% vesting on fiscal 2009 performance	• 50% vesting on fiscal 2010 performance	• Sustained performance over 3 years
2009	N/A	• 100% vesting on fiscal 2011 performance	• Long-term growth after 3 years

In fiscal 2008, we utilized time-based restricted shares for the express purpose of retaining our executives over a longer period of time. These shares have a three-year vesting cycle with 50% of the shares vesting with the executives’ continued employment for 24 months after the grant and 50% vesting after 36 months. In keeping with our philosophy that we use multiple remuneration tools as a whole package, we determined that retention was an objective that had not been sufficiently met without the use of time-based restricted shares. While the vesting is based on time, our executives recognize that there is even greater earning potential if they continue to advance company performance and therefore stock performance.

The LTIP is designed to:

•	Drive value creation through total stockholder return (“TSR”) performance measures;

•	Retain top-performing and critical employees; and

•	Reward senior executives for exceptional performance compared to their peers.

At the beginning of each fiscal year, in its review of total compensation programs, the Compensation Committee considers whether to make an award to each executive, the level of target award and the peer companies to be measured against over a three-year period. The actual LTIP cash award amount for each participant is dependent on our TSR relative to the peer companies over the course of the three-year performance period. If our TSR does not rank at or above the 50th percentile, no payout will occur. If TSR is at the 70th percentile of the peer group, then the resulting award will be paid at 100% of target. If TSR is equal to or greater than the 80th percentile of the peer group, the resulting award will be paid at 150% of target, the maximum amount allowed by the plan. For the first period in which an individual participates (new hires or newly promoted executives), the Compensation Committee establishes two performance periods and divides the total targeted cash amount for such participant into two equal amounts. The first performance period is eighteen months, and the second performance period is three years. Total stockholder return (TSR) is calculated as follows: the adjusted closing price (adjusting for any stock splits or dividends) for each peer company on the last day of the performance period minus the adjusted closing price for each peer company from the first day of the performance period, divided by the adjusted closing price for each peer company from the first day of the performance period. Our TSR over the same period is calculated as above and placed in the peer group in order of TSR performance to determine percentile ranking.

Generally, if a participant is no longer employed by us due to disability or death, then targeted cash amounts are prorated. In the event of a change-in-control, targeted cash amounts are prorated based on relative TSR as if the performance period ends on the date of the change-in-control. In the event of terminations other than change-in-control terminations, death or disability, awards are forfeited.

At the conclusion of fiscal 2008, Messrs. Beauchamp, Barnea and Santullo received payouts for LTIP awards that measured our TSR during the three year period April 1, 2005 through March 31, 2008. Messrs. Solcher and Grant received a payout for an LTIP award that measured our TSR during the 18-month period April 1, 2006 through September 30, 2007. These awards are included in the Summary Compensation Table. Each of these awards were paid at 150% of target since BMC’s stock price performance ranked at or above the 80th percentile of the group. The peer group established for the initial LTIP targets included: BEA Systems, Inc., Compuware Corporation, McAfee, Inc., Oracle Corporation, Adobe, Computer Associates, Symantec, Novell, Sybase and Quest Software, Inc. At the beginning of the three-year performance period, Siebel, NetIQ, Mercury Interactive, PeopleSoft and Veritas were included in the peer group. However, each of these companies was acquired during the performance period and was excluded by the terms of the LTIP at the ending measurement date. At the beginning of fiscal 2009 the peer group was expanded to include SAP and Microsoft for new awards. See “Benchmarking and Peer Company Comparisons.”

Also in fiscal 2008, awards were granted as outlined in the Grants of Plan-Based Awards in Fiscal 2008 table.

For fiscal 2009 we will continue utilizing these four key long-term compensation vehicles — stock options, performance-based restricted shares, time-based restricted shares and the LTIP.

Benefits and Perquisites

Our executive officers participate in the same benefits programs as all other employees with no differentiation or supplementation except as noted below. We offer health, insurance and retirement benefit coverage to employees around the world according to competitive conditions, local norms and legal requirements. Common benefit programs include:

•	Health, dental and vision insurance coverage for employees and their dependents;

•	Life, accidental death and dismemberment, and business travel accident insurance;

•	Short and long-term disability insurance;

•	Retirement income benefits through a 401(k) plan in the U.S. and other customary vehicles outside the U.S. In the U.S., we will match employee 401(k) savings up to 5% of pay up to the maximum allowed by the IRS. This was a change applicable to all employees in the U.S. effective in calendar year 2008. We believe this improvement to our only retirement plan in the U.S. will be an important factor in attracting and retaining employees.

The provision of certain benefits may be limited or curtailed by statute or design, allowing only limited levels of protection to executives. To provide the same opportunity to replace income in the event of death or disability, executives may participate in supplemental programs. We provide supplemental disability coverage at our expense for highly compensated employees including executives. This program covers the replacement of variable income such as short-term bonuses in the event of disability.

We also provide an employee stock purchase program; however, our executive officers are ineligible to participate.

Generally, we have adopted a policy of providing limited personal benefits or perquisites to executives not made available to all employees. Some expenses deemed by the SEC or IRS as “perquisites” are part of our ordinary course of business. Therefore, we provide support to executives for certain expenses that are reported under “other compensation” in the summary compensation table later in this report. These may include: relocation expenses, travel to business related activities including spouses or family members and attendance at business or charity functions representing us.

Upon the recommendation of the Compensation Committee, the Board instructed management to develop and implement a perquisites policy which eliminated most perquisites to executive officers of a personal nature, including elimination of reimbursement for tax and financial planning, commuting expenses and company cars. However, the Compensation Committee and Board recognize that there are certain business expenses which may result in imputed income to the executive officer and/or perquisite disclosure and have determined that continuation of such activities is in our best interest. This policy was created, approved and implemented in fiscal 2008.

Deferred Compensation Plan.  We have a non-qualified, deferred compensation plan for a select group of management or highly compensated employees. The Named Executive Officers are eligible to participate. Company contributions are permitted under the plan; however, this is not our typical practice and we have not contributed for any of the Named Executive Officers. Participants may elect to defer up to 50% of their base salary and 100% of their applicable bonuses which is irrevocable for each plan year as of the beginning of each plan year. Participant contributions are directed into a “rabbi trust” (a special form of grantor trust) for the purpose of administering and paying the deferred compensation under this plan. Contributions in the rabbi trust are invested by the Trustee in line with direction provided by participants for long-term return in their hypothetical accounts. The existence of the rabbi trust implies no vested ownership interest of the participant in trust assets but is a vehicle through which we may match the liabilities under the plan resulting from hypothetical accounts with an offsetting asset. The investment choices offered participants in their hypothetical accounts mirror those offered in our 401(k) plan, with the exception of our Common Stock and the self-directed brokerage option, each of which is offered only in our 401(k) plan. Participants’ account values are adjusted up and down in line with investment returns of the selected investment options for their hypothetical accounts. The aggregate “at market” earnings on these investments by each Named Executive Officer who is a participant in the plan, are included in the table titled “Fiscal 2008 Nonqualified Deferred Compensation” on page 42. Participants may change the designation of the investments in their hypothetical accounts in accordance with investments and procedures established by the Employee Benefits Committee. Before any compensation deferral, participants choose when the funds will be distributable. Generally, the aggregate balances of the participants are distributable upon the following events: a specified date or age designated by the participant, the participant’s separation from service, the participant’s unforeseeable emergency, or the participant’s death or disability. The plan provides for distributions to be made in either a lump sum amount or installments payable over 5, 10 or 15 years.

Determining Executive Compensation (Roles and Process)

Utilizing the philosophy outlined above, the independent members of the Board, upon the recommendation of the Compensation Committee, determines the parameters of the executive compensation program, including appropriate target levels and performance measures. The Compensation Committee then administers the specific executive compensation programs. This section discusses, in greater detail, the roles and process underlying the application of our executive compensation philosophy.

Role of the Compensation Committee

The Compensation Committee, which is currently composed of four non-employee independent directors, is charged by the Board with the responsibility for overseeing and making recommendations to the independent members of the Board on executive compensation. The Compensation Committee’s duties include: making recommendations to the independent members of the Board with respect to all compensation plans covering executive officers, administering our equity plans, reviewing our employee benefits programs and reviewing our Compensation Discussion and Analysis disclosure. The committee met eleven times during fiscal 2008. The Compensation Committee annually reviews and evaluates company performance against performance metrics set by the Board and makes recommendations to the independent members of the Board with respect to all compensation plans covering executive officers. This includes:

a) The annual base salary level;

b) The short-term incentive opportunity level along with specific performance measures;

c) The long-term incentive opportunity level and the connection to performance measures;

d) Employment agreements, severance arrangements, and change-in-control agreements/provisions;

e) Any special or supplemental benefits or perquisites; and

f) Vesting terms and appropriate stock vehicles.

The Compensation Committee consults with independent advisors to ensure the appropriate information is provided for proper decision-making. A more expansive list of the Compensation Committee’s responsibilities can be found in its charter which can be viewed on our website at www.bmc.com/investors.

Role of External Advisors

We have developed relationships with several external advisors to validate our compensation philosophy and program design as well as review compensation levels. Our advisors provide research in best practices and advice on the appropriate strategic use of reward vehicles and evaluate the peer company list. In fiscal 2008, the Compensation Committee engaged PricewaterhouseCoopers (“PwC”) to serve as its independent compensation consultants. While PwC, as a firm, provides tax consulting, international tax compliance, global expatriate tax assistance and acquisition due diligence services for us, we reviewed the fees associated with such other services and our Compensation Committee determined that such other fees do not impair PwC’s ability to act as independent compensation consultants to the Compensation Committee. Members of PwC perform research and provide benchmarking data and executive compensation consultations for the Compensation Committee. Specifically, our Compensation Committee engaged PwC to provide compensation benchmarking for our executive officers, to review the overall effectiveness of our compensation programs and to keep the Compensation Committee apprised of trends in executive compensation. From time to time, the Chairman of our Compensation Committee meets with PwC on behalf of the Compensation Committee and assigns PwC additional tasks. In addition, members of PwC interact with our executive compensation staff who are members of our Human Resources department to obtain data from us, assist us with implementing the philosophy and direction of the Compensation Committee and to assist us with compliance and other design elements of our compensation program.

Role of Management

The CEO makes recommendations for each of his direct reports regarding any pay related decisions. The CEO’s recommendations are based on benchmarking data, his assessment of their capability and job complexity and an overall assessment of performance. The recommendations are a balance of rewarding performance and creating a package that retains key executives over longer time periods. He is also responsible for approving underlying programs that seek to align and deliver performance-related pay for all remaining employees below the executive level. The Board and Compensation Committee have also authorized the CEO, with the concurrence of the Chairman of the Compensation Committee, to award discretionary cash bonuses to executive officers, subject to an aggregate limit. For fiscal 2008, this limit was $500,000. The CEO, as a member of a three-person committee consisting of himself, the Chairman of the Compensation Committee and our Senior Vice President of Administration, is also authorized to award an aggregate pool of stock for the purpose of new hires and ad-hoc retention/performance awards to employees that are not his direct reports. The pool for fiscal 2008 was 500,000 shares. The CEO attends portions of Compensation Committee meetings from time to time. The Compensation Committee solicits his input on compensation philosophy, retention, motivation and goal-setting. From time to time, the Compensation Committee meets in executive session with the CEO to discuss executive compensation issues.

The Chief Financial Officer participates with the CEO and Board in establishing the business targets. The Board ultimately approves the measures and targets which are tied to the strategic and financial plans. In determining this, they take into account recommendations and planning related information from the CFO. These business measures are the foundation for pay elements’ connection to performance.

The Compensation and Benefits group, under the direction of our Senior Vice President of Administration, works as the key resource to the Compensation Committee, the CEO and management for implementing the philosophy and administering programs. The Compensation and Benefits group provides data compiled from published executive compensation surveys, as well as data gathered from proxy statements and annual reports. In delivering programs, the Compensation and Benefits group relies on external advice along with professional expertise. The Compensation and Benefits group is also responsible for administering the programs under the direction of the Compensation Committee.

Process for Implementing the Philosophy

In the first quarter of each fiscal year, the Compensation Committee reviews, approves and recommends to the independent members of the Board:

1. The total pay package for the CEO, including base salary, short-term incentives and long-term cash and equity based awards.

2. The CEO’s recommendations for changes in any compensation programs for the Named Executive Officers and any other executive officers.

3. The performance targets and relationship to payouts of short-term incentives and performance-based restricted shares.

Following the end of the fiscal year and at predetermined performance periods, the Compensation Committee certifies performance in its administrative capacity under each of the plans and approves the corresponding payouts. It will also review, approve and recommend to the Board any adjustments to performance measures that result from extraordinary business situations such as material acquisitions.

Each of our equity award plans is administered by the Compensation Committee and requires that stock options be granted at no less than fair market value. Absent an express delegation to another person or group, the Compensation Committee is the body which approves the granting of awards under our equity award plans. Prior to the Compensation Committee granting equity to executive officers, the independent members of the Board pre-approve all equity awards for our executive officers. Except in the case of newly hired executives, we generally do not grant stock options to executive officers during a “black-out” period under our Securities Trading Policy. The grant date is either the date the Compensation Committee makes an award or a subsequent date specified in the resolutions adopted by the Compensation Committee or unanimous written consent of the Compensation Committee. In addition, the Compensation Committee has delegated an aggregate pool of shares from which awards can be made to employees who are not executive officers by a three-person committee consisting of our CEO, the Chairman of the Compensation Committee and our Senior Vice President of Administration. Awards made by this group are made on a monthly basis on the first Monday (unless a holiday) of each month, assuming their approvals are received on or prior to such day.

Benchmarking and Peer Company Comparisons

To assist the Compensation Committee, our Compensation and Benefits group, working with external advisors, annually benchmarks the ongoing competitiveness of our compensation programs against appropriate companies in the market with whom we compete for talent. Market data is compiled from published surveys and other data gathered from annual reports and proxy statements of “peer companies.” Though this is a critical exercise to understand our competitive landscape, we use it primarily to establish base pay as the foundation of our programs. We then apply appropriate strategic judgment in utilizing our programs to drive performance and deliver against our compensation philosophy and objectives.

We review, with assistance from our independent consultants, compensation data from several public and independent sources to ensure that each component of executive compensation, as well as the total compensation package, is competitive. We target overall executive compensation to deliver pay levels that are competitive with the comparison group of publicly held software companies paying at the median of the market for base and above the market median for performance-oriented pay.

In addition to benchmarking our pay levels, comparisons to peer companies are helpful to determine how we are performing. We define peer companies in three ways for purposes of benchmarking.

1. “Peer Companies” (listed below) with whom we compare ourselves for relative business performance are those that are in our direct industry group.

2. Software companies offering similar business solutions with $500 million or more in software revenue.

3. Companies with whom we compete for talent generally include the peer companies but also include other multinational and local companies.

The specific “Peer Companies” for programs in fiscal 2008 were:

Oracle	Compuware Corporation
CA	Quest Software
Symantec	McAfee
Adobe	Sybase, Inc.
Citrix Systems, Inc.	BEA Systems
Cognos Incorporated

For fiscal 2009, Microsoft and SAP were added to our Peer Companies list. BEA Systems and Cognos Incorporated were recently removed due to acquisition, and Quest Software was removed due to its relative size.

Other Compensation Items

Impact of Accounting on Executive Compensation

While we work to ensure that all programs are properly accounted and efficient in their treatment, we choose to offer various programs to executives and employees based on their strategic value and connection to our company philosophies. We have historically used stock options and other long-term equity incentives as a fundamental component of our executive and employee compensation packages. As a result of accounting rules adopted at the beginning of fiscal 2007, we record charges to earnings for such equity compensation, which negatively impact earnings. In addition, the NYSE rule requiring stockholder approval for all equity incentive plans could make it more difficult for us to adopt plans to grant options and other equity incentives to employees in the future. We have reduced the number of employees who receive share-based compensation from historic levels of the past. However, we believe that for our executive officers and other key employees equity awards continue to play a significant role in motivation and retention. For a more detailed explanation of the accounting treatment of share-based compensation, please see Footnote 9 “Share-Based Compensation” to our audited financial statements included in our Annual Report on Form 10-K for the year ended March 31, 2008.

Stock Ownership Guidelines and Alignment with Stockholders

The Board adopted a stock ownership guideline for each non-employee director; however, the Board has not adopted such guidelines for executive officers. Although we do not have a requirement that our executive officers own a certain number of shares, all of our Named Executive Officers own shares in our company, some of which are restricted from resale until certain performance targets are achieved. In addition, as described above, a significant portion of each Named Executive Officer’s compensation is directly tied to our performance over both the short-term and long-term, thereby aligning their individual interests with those of stockholders. Our Securities Trading Policy prohibits employees, including executive officers, from trading in options (such as put or call options) on our Common Stock and from selling our Common Stock short.

Severance and Change-in-Control Benefits

We believe that severance protections, particularly in the context of a change-in-control transaction, can play a valuable role in attracting and retaining executive officers, are an important part of an executive’s compensation and are consistent with competitive practices. Accordingly, we provide such protections for our Named Executive Officers and other executive officers. We believe that the occurrence, or potential occurrence, of a change-in-control will create uncertainty regarding the continued employment of our executive officers. This uncertainty results from the fact that many change-in-control transactions result in significant organizational changes, particularly at the senior executive level. In order to encourage our executive officers to remain employed with us during an important time when their prospects for continued employment following the transaction are often uncertain, we provide our executive officers, including the Named Executive Officers, with severance benefits if their employment is terminated by us without cause or by the executive for good reason within the first twelve months after a change-in-control. Because we believe that a termination by the executive for good reason is conceptually the same as a termination by us without cause, and because we believe that in the context of a change-in-control, potential acquirers would otherwise have an incentive to constructively terminate the executive’s employment to avoid paying severance, we believe it is appropriate to provide severance benefits in these circumstances. In the case of our Named Executive Officers, these benefits are provided under employment agreements which are described in more detail under “Potential Payments Upon Termination or Change-in-Control” below.

Policy with Respect to Section 162(m)

Under Section 162(m) of the Internal Revenue Code, we cannot deduct for federal income tax purposes compensation in excess of $1,000,000 paid to our CEO and three other most highly compensated executive officers, excluding the CFO, unless certain performance and other requirements are met. We generally design and administer executive compensation programs to preserve the deductibility of compensation paid to our executive officers, and we believe that a substantial portion of our current executive compensation program satisfies the requirements for exemption from the $1,000,000 deduction limitation. However, from time to time, certain elements of our executive compensation program do not comply with all the requirements of Section 162(m) and the payouts associated with such elements are subject to the $1,000,000 deduction limit. Awards of time-based restricted stock are subject to the $1,000,000 deduction limit. We reserve the right to design compensation plans that recognize a full range of performance and other criteria important to our success regardless of the federal income tax deductibility of compensation paid under those plans.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee, which is comprised solely of independent members of the Board, assists the Board in fulfilling its responsibilities with regard to compensation matters. The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” section of this proxy statement with management and with the Board. Based on this review and discussion, the Compensation Committee recommended to the Board that the “Compensation Discussion and Analysis” section be included in BMC Software’s Annual Report on Form 10-K for the year ended March 31, 2008 and in this proxy statement.

Compensation Committee

Meldon K. Gafner, Chairman
Lew W. Gray
P. Thomas Jenkins
Tom C. Tinsley

EXECUTIVE COMPENSATION

Fiscal 2008 Summary Compensation Table

The following table sets forth information concerning the compensation paid to or earned by our Chief Executive Officer, our Chief Financial Officer, and our three highest compensated executive officers (collectively, our “Named Executive Officers”) during fiscal 2008.

							Non-Equity
				Stock Awards			Incentive Plan		All
				($)(1)		Option	Compensation		Other
Name and Principal		Salary	Bonus	Perf.	Time	Awards	($)(3)		Comp	Total
Position	Year	($)	($)	Based	Based	($)(2)	STIP	LTIP(4)	($)(5)	($)

Robert E. Beauchamp	2008	950,000	—	2,721,875	272,177	1,802,443	2,228,896	2,100,000	17,206	10,092,597
President and CEO	2007	919,712	—	—	—	2,757,763	1,959,554	2,100,000	25,948	7,762,977
Stephen B. Solcher	2008	427,500	50,000	1,742,000	261,899	489,162	672,579	225,000	8,766	3,876,906
SVP and CFO	2007	400,000	—	—	263,394	350,294	550,000	—	20,996	1,584,684
Cosmo Santullo	2008	475,000	95,000	1,959,750	161,605	1,595,094	1,107,822	375,000	14,754	5,784,025
Former SVP of Worldwide	2007	468,942	—	—	—	1,367,388	979,776	375,000	44,987	3,236,093
Sales and Services
Dan Barnea	2008	375,000	—	1,524,250	127,583	1,072,825	671,104	750,000	45,900	4,566,662
SVP, Global	2007	375,000	—	—	—	1,471,619	581,908	750,000	85,875	3,264,402
Sourcing Practices
James W. Grant	2008	415,000	70,000	1,524,250	146,295	446,968	748,435	150,000	11,526	3,512,474
SVP and General	2007	383,333	—	—	—	374,212	534,424	—	19,041	1,311,010
Manager, ESM

(1)	Represents actual expense recorded during fiscal 2007 and 2008 for restricted stock awards.

(2)	Represents actual expense recorded during fiscal 2007 and 2008 for stock option awards. See “— Option Expense Assumptions” on page 38 for the assumptions used in calculating option expense.

(3)	Represents amounts earned under our STIP and LTIP based on performance measures satisfied in the fiscal year indicated.

(4)	LTIP awards for fiscal 2007 and 2008 were paid at 150% of target due to extraordinary stock price growth relative to peers. BMC ranked at or above the 80th percentile during the relevant measurement periods.

(5)	All other compensation for fiscal 2008 is itemized and described in the following table:

	Defined
	Contribution
	Plans		Insurance	Tax Gross-Ups
Name	($)		($)(c)	($)(d)

Robert E. Beauchamp	10,750	(a)	4,601	1,855
Stephen B. Solcher	5,375	(a)	3,391	—
Cosmo Santullo	9,092	(a)	4,833	829
Dan Barnea	45,900	(b)	—	—
James W. Grant	4,837	(a)	6,689	—

(a)	Represents our matching contributions to 401(k) accounts. All 401(k) participants are treated equally with respect to our 401(k), and we do not have preferential matching for our executive officers.

(b)	Represents our contributions to Israeli pension and severance funds for Mr. Barnea.

(c)	Represents amounts paid by us on behalf of the Named Executive Officer for term life insurance and supplemental disability insurance.

(d)	Represents tax gross-ups on imputed income for spousal travel expenses.

For additional information regarding our philosophy and policies related to perquisites, please see “Compensation Discussion and Analysis — Compensation Elements — Benefits and Perquisites” above.

Short-Term Incentive Plan

Under the STIP, the Compensation Committee recommends to the Board, and the Board establishes, short-term performance targets against which actual performance is measured. Payouts against targets are then made based on actual performance, subject to the Compensation Committee certifying attainment. The Compensation Committee reserves the right to reduce a payout for any individual based on the Compensation Committee’s view of such individual’s performance and/or our performance during a performance period. The Compensation Committee did not exercise its discretionary authority to reduce any STIP payouts for fiscal 2008. Please see “Compensation Discussion and Analysis — Short-term Incentives” for a fuller description of the STIP and disclosure of performance during fiscal 2008.

Payments made in fiscal 2008 were paid above target because performance against our corporate and business unit measures was exceptional. Performance targets were set at an aggressive level and were still exceeded for non-GAAP EPS.

Long-Term Incentive Plan

The LTIP is designed to drive value creation through total stockholder return performance measures, to retain top-performing and critical employees, and to reward senior executives for exceptional performance compared to their peers. The targeted LTIP cash award amount for each participant is dependent on our TSR relative to a group of our competitors over the course of the performance period. If we do not achieve a certain threshold TSR relative to the TSR for the competitive group, no payout will occur. Typically, the performance period under the LTIP will be a three-year period. For the first period in which an individual participates, the Compensation Committee establishes two performance periods and divides the total targeted cash amount for such participant into two equal amounts. The first performance period is eighteen months, and the second performance period is three years. Generally, if a participant is no longer employed by us due to disability or death, then targeted cash amounts are prorated. In the event of a change-in-control, targeted cash amounts are prorated as well based on relative TSR as if the performance period ends on the date of the change-in-control. In the event of terminations other than death or disability, awards are forfeited. Please see “Compensation Discussion and Analysis — Long-term Incentives” for a fuller description of the LTIP and disclosure of performance during fiscal 2008.

Option Expense Assumptions

The following table sets forth the assumptions used in our calculation of fiscal 2008 option expense and included in the Fiscal 2008 Summary Compensation Table above:

		Assumptions
				Risk-Free
				Interest	Dividend
	Grant	Volatility	Expected Life	Rate	Yield	Fiscal 2008 Expense
Name	Date	(%)	(Years)	(%)	($)	($)

Robert E. Beauchamp	6/15/07	29.04	4	5.009	—	560,651
	5/03/04	65.00	4	3.449	—	1,131,807
	4/29/03	78.00	5	2.441	—	109,985
Stephen B. Solcher	6/15/07	29.04	4	5.009	—	167,212
	6/12/06	34.00	4	4.942	—	148,304
	8/04/05	53.28	5	4.191	—	75,656
	7/29/04	75.00	5	3.378	—	68,508
	7/31/03	76.00	5	2.837	—	29,482
Cosmo Santullo	6/15/07	29.04	4	5.009	—	186,884
	6/12/06	34.00	4	4.942	—	185,380
	5/27/05	57.39	5	3.701	—	554,424
	11/01/04	63.00	5	3.615	—	668,406
Dan Barnea	6/15/07	29.04	4	5.009	—	118,032
	6/12/06	34.00	4	4.942	—	74,152
	5/27/05	57.39	5	3.701	—	388,097
	5/03/04	65.00	4	3.449	—	452,723
	4/29/03	78.00	5	2.441	—	39,821
James W. Grant	6/15/07	29.04	4	5.009	—	169,179
	6/12/06	34.00	4	4.942	—	74,152
	8/04/05	53.28	5	4.191	—	100,875
	7/29/04	75.00	5	3.378	—	102,762

Grants of Plan-Based Awards in Fiscal 2008

The following table sets forth information relating to plan-based awards granted to our Named Executive Officers during fiscal 2008. Award levels were established to accomplish three things:

•	Alignment with stockholders’ interests

•	Rewards for company performance over time

•	Retention of key executives

									All	All
									Other	Other
									Stock	Option
									Awards:	Awards:	Exercise	Grant Date
						Estimated Future Payouts			Number of	Number of	or Base	Fair Value
			Estimated Future Payouts Under			Under Equity Incentive			Shares of	Securities	Price of	of Stock and
	Plan		Non-Equity Incentive Plan Awards			Plan Awards(3)			Stock	Underlying	Option	Option
	Name	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	Awards	Awards
Name	(1)(2)	Date	($)	($)	($)	(#)	(#)	(#)	(#)(4)	(#)(5)	($/Sh)	($)(6)(7)

Robert E. Beauchamp	STIP		725,250	1,425,000	2,636,250
	LTIP		71,250	1,425,000	2,137,500
	Equity	6/15/2007				16,500	66,000	66,000				2,121,570
		6/15/2007							32,000			1,028,640
		6/15/2007								285,000	32.145	2,824,521
Stephen B. Solcher	STIP		225,250	425,000	786,250
	LTIP		16,000	320,000	480,000
	Equity	6/15/2007				2,656	10,625	10,625				341,541
		6/15/2007							17,200			552,894
		6/15/2007								85,000	32.145	842,401
Cosmo Santullo	STIP		377,625	712,500	1,318,125
	LTIP		17,750	355,000	532,500
	Equity	6/15/2007				3,000	12,000	12,000				385,740
		6/15/2007							19,000			610,755
		6/15/2007								95,000	32.145	941,507
Dan Barnea	STIP		248,438	468,750	867,188
	LTIP		10,000	200,000	300,000
	Equity	6/15/2007				2,500	10,000	10,000				321,450
		6/15/2007							15,000			482,175
		6/15/2007								60,000	32.145	594,636
James W. Grant	STIP		262,085	494,500	914,825
	LTIP		16,000	320,000	480,000
	Equity	6/15/2007				2,687	10,750	10,750				345,559
		6/15/2007							17,200			552,894
		6/15/2007								86,000	32.145	852,312

(1)	STIP is our Short-Term Incentive Plan, which targets quarterly and annual performance against goals established by the Compensation Committee and Board. Awards under the STIP are paid in cash and are reflected in the column titled “Non-Equity Incentive Plan Compensation — STIP” in the Fiscal 2008 Summary Compensation Table above. The Threshold, Target and Maximum amounts presented above represent such amounts for the fiscal 2008 STIP. See “Compensation Discussion and Analysis — Short-term Incentives.”

(2)	LTIP is our Long-Term Incentive Plan, which targets our total stockholder return over a three-year period. For each of the Named Executive Officers, the threshold, target and maximum amounts under the LTIP awards shown in this table will be measured over a three-year performance period from April 1, 2007 to March 31, 2010. See “Compensation Discussion and Analysis — Long-term Incentives.”

(3)	The amounts in these columns represent the threshold, target and maximum amounts of performance-based restricted shares awarded to the Named Executive Officers during fiscal 2008. To be earned, certain performance targets must be met. The maximum amount of shares that can vest equals the target amount of shares awarded to each Named Executive Officer.

(4)	Represents shares of stock which vest 50% after 24 months and 50% after 36 months of continued employment in good standing.

(5)	Awards in this column are non-qualified stock options that have a six-year term and vest 1/48th per month, assuming continued service, over a four-year period.

(6)	Grant date fair value of restricted shares is calculated by multiplying the fair market value of a share on the date of grant (the average of the high and low trades on such date) by the number of shares. The shares of performance-based restricted stock granted on June 15, 2007 vest based on us achieving certain non- GAAP earnings per share goals in fiscal 2009 and 2010. Thus, per the applicable accounting guidelines, no expense was recorded during fiscal 2008.

(7)	Grant date fair value of stock options is calculated using a Black-Scholes option valuation methodology. See the table above for the assumptions utilized in such calculations.

Outstanding Equity Awards at Fiscal 2008 Year-End

The following table sets forth information, as of March 31, 2008, concerning unexercised options and stock that has not vested for each Named Executive Officer:

	Option Awards					Stock Awards
											Equity
											Incentive
											Plan
								Market	Equity		Awards:
	Number of	Number of						Value of	Incentive		Market
	Securities	Securities				Number of		Shares of	Plan Awards:		Value of
	Underlying	Underlying				Shares of		Stock	Number of		Unearned
	Unexercised	Unexercised				Stock That		That Have	Unearned		Shares
	Options	Options		Option	Option	Have Not		Not	Shares That		That Have
	(#)	(#)		Exercise	Expiration	Vested		Vested	Have Not Vested		Not Vested
Name	Exercisable	Unexercisable		Price ($)	Date	(#)		($)(10)	(#)		($)(10)

Robert E. Beauchamp	225,000	—		45.96	2/15/2009
	115,000	—		45.782	4/26/2010
	655,000	—		20.8438	1/8/2011
	50,000	—		16.595	5/9/2012
	468,750	31,250	(1)	17.405	5/3/2014
	53,437	231,563	(2)	32.145	6/15/2013
						32,000	(8)	1,040,640
									66,000	(11)	2,146,320
									125,000	(12)	4,065,000
Stephen B. Solcher	30,000	—		19.75	8/9/2010
	6,036	—		17.52	12/17/2011
	35,000	45,000	(3)	21.775	6/12/2012
	15,937	69,063	(2)	32.145	6/15/2013
	1,750	3,500	(4)	15.475	7/29/2014
	18,750	11,250	(5)	19.93	8/4/2015
						17,200	(8)	559,344
						1,200	(9)	39,024
									10,625	(11)	345,525
									80,000	(12)	2,601,600
Cosmo Santullo	43,750	56,250	(3)	21.775	6/12/2012
	41,875	78,125	(6)	16.83	5/27/2015
	153,125	46,875	(7)	19.02	11/1/2014
	17,812	77,188	(2)	32.145	6/15/2013
						19,000	(8)	617,880
									12,000	(11)	390,240
									90,000	(12)	2,926,800

	Option Awards					Stock Awards
											Equity
											Incentive
											Plan
								Market	Equity		Awards:
	Number of	Number of						Value of	Incentive		Market
	Securities	Securities				Number of		Shares of	Plan Awards:		Value of
	Underlying	Underlying				Shares of		Stock	Number of		Unearned
	Unexercised	Unexercised				Stock That		That Have	Unearned		Shares
	Options	Options		Option	Option	Have Not		Not	Shares That		That Have
	(#)	(#)		Exercise	Expiration	Vested		Vested	Have Not Vested		Not Vested
Name	Exercisable	Unexercisable		Price ($)	Date	(#)		($)(10)	(#)		($)(10)

Dan Barnea	200,000	—		35.875	4/14/2009
	50,000	—		45.782	4/26/2010
	60,000	—		16.595	5/9/2012
	17,500	22,500	(3)	21.775	6/12/2012
	210,000	—		14.935	4/29/2013
	187,500	12,500	(1)	17.405	5/3/2014
	120,312	54,688	(6)	16.83	5/27/2015
	11,250	48,750	(2)	32.145	6/15/2013
						15,000	(8)	487,800
									10,000	(11)	325,200
									70,000	(12)	2,276,400
James W. Grant	17,500	22,500	(3)	21.775	6/12/2012
	25,000	15,000	(5)	19.93	8/4/2015
	18,468	5,250	(4)	15.475	7/29/2014
	16,125	69,875	(2)	32.145	6/15/2013
						17,200	(8)	559,344
									10,750	(11)	349,590
									70,000	(12)	2,276,400

(1)	Options vest 1/16th per calendar quarter from date of grant (May 3, 2004).

(2)	Options vest 1/48th per calendar month from date of grant (June 15, 2007).

(3)	Options vest 1/48th per month from date of grant (June 12, 2006).

(4)	Options vest 1/16th per calendar quarter from date of grant (July 29, 2004).

(5)	Options vest 1/16th per calendar quarter from date of grant (August 4, 2005).

(6)	Options vest 1/16th per calendar quarter from date of grant (May 27, 2005).

(7)	Options vest 1/16th per calendar quarter from date of grant (November 1, 2004).

(8)	Shares of time-based restricted stock with grant date of June 15, 2007 that vest 50% on June 15, 2009 and 50% on June 15, 2010.

(9)	Shares of time-based restricted stock with grant date of July 20, 2005 — vested 25% on July 20, 2006, and vests in additional 25% increments each July 20 through July 20, 2009.

(10)	Calculated using the closing price on March 31, 2008 (the final trading day of fiscal 2008) of $32.52.

(11)	Shares of performance-based restricted stock granted on June 15, 2007 that vest based on us achieving certain non-GAAP EPS goals in fiscal 2009 and 2010.

(12)	Shares of performance-based restricted stock granted on June 12, 2006 that will vest based on us achieving certain non-GAAP EPS goals in fiscal 2008 and 2009. All such shares have vested as of the date of this proxy statement.

Fiscal 2008 Option Exercises and Stock Vested

The following table provides information on stock options exercised and stock awards vested during fiscal 2008.

	Option Awards		Stock Awards
	Number of Shares		Number of Shares
	Acquired on	Value Realized on	Acquired on	Value Realized on
	Exercise	Exercise	Vesting	Vesting
Name	(#)	($)(1)	(#)	($)(2)

Robert E. Beauchamp	1,350,000	20,029,289	—	—
Stephen B. Solcher	104,500	1,792,576	13,100	397,810
Cosmo Santullo	155,000	2,264,369	—	—
Dan Barnea	200,000	3,229,313	—	—
James W. Grant	50,000	788,619	—	—

(1)	Represents the difference between the market price of our common stock on the date of exercise and the exercise price of the applicable option.

(2)	Represents the product of the market price of our common stock on the vesting date and the number of shares vested.

Fiscal 2008 Nonqualified Deferred Compensation

The following table provides certain information with respect to our Non-Qualified Deferred Compensation Plan, which is described above in “Compensation Discussion and Analysis — Compensation Elements — Benefits and Perquisites.”

	Executive		Registrant		Aggregate
	Contributions in		Contributions in	Aggregate Earnings	Withdrawals/	Aggregate Balance
	Last FY		Last FY	in Last FY	Distributions	at Last FYE
Name	($)		($)	($)(2)	($)	($)

Robert E. Beauchamp	—		—	(94,007)	—	2,371,150	(3)
Stephen B. Solcher	—		—	(28,678)	—	267,076	(3)
Cosmo Santullo	394,351	(1)	—	(37,644)	—	751,516
Dan Barnea	—		—	—	—	—
James W. Grant	—		—	—	—	—

(1)	Contributions in fiscal 2008 include $144,749 reported in 2007 in our Summary Compensation Table and $237,102 reported in 2008 in our Summary Compensation Table above.

(2)	Represents the decrease in the value of the account from investment returns (including interest and dividends). Earnings are not reported in our Fiscal 2008 Summary Compensation Table because they are not above-market or preferential earnings.

(3)	Mr. Beauchamp and Mr. Solcher have not contributed to this plan since 2002. Mr. Beauchamp’s previous contributions were included in our Summary Compensation tables included in previous proxy statements. Mr. Solcher participated in this plan prior to becoming a Named Executive Officer, so his prior contributions have not been included in previous proxy statements.

Potential Payments Upon Termination or Change-in-Control

Termination Events

Our employment agreements with each of our Named Executive Officers provide that in the case of a termination of employment by us without cause, as defined in the agreement, or by the Named Executive Officer for Good Reason, as defined in the agreement, the Named Executive Officer would be entitled to a cash severance payment. The following table sets forth the amounts of such severance payments to the Named Executive Officer assuming the event that triggered the payment occurred March 31, 2008:

									Voluntary
									Termination
	Executive						Involuntary		without
	Benefits and					Involuntary	Not For	Voluntary	Good
	Payments					for Cause	Cause	Termination with	Reason (e.g.
	Upon	Death		Disability		Termination	Termination	Good Reason	Retirement)
Name	Termination	($)		($)		($)	($)(3)	($)(3)	($)

Robert E. Beauchamp	Severance Payments	—		—		—	4,750,000	4,750,000	—
	Vesting of Equity(1)	1,040,640		1,040,640		—	—	—	—
Stephen B. Solcher	Severance Payments	—		—		—	1,720,000	1,720,000	—
	Vesting of Equity(1)	598,368		598,368		—	—	—	—
Cosmo Santullo	Severance Payments	—		—		—	2,375,000	2,375,000	—
	Vesting of Equity(1)	617,880		617,880		—	—	—	—
Dan Barnea	Severance Payments	580,340	(2)	580,340	(2)	—	1,687,500	1,687,500	580,340	(2)
	Vesting of Equity(1)	487,800		487,800		—	—	—	—
James W. Grant	Severance Payments	—		—		—	924,500	924,500	—
	Vesting of Equity(1)	559,344		559,344		—	—	—	—

(1)	Represents the value, calculated as of March 31, 2008, of time-based restricted stock which would accelerate vesting upon death or permanent disability. In addition, the Named Executive Officers would be entitled to a pro rata payment of earned amounts under the STIP in the case of death. No amounts are shown for such provision in the above table as such payments would be based on actual performance, which is unknown until the relevant performance period is completed. See “Grants of Plan-Based Awards in Fiscal 2008” for the potential range of such payments.

(2)	Represents the accrued balance as of March 31, 2008 in Mr. Barnea’s Israeli severance fund. Such fund is accessible by Mr. Barnea upon death, disability or retirement.

(3)	In the case of Messrs. Beauchamp, Solcher, Santullo and Barnea, the amount of severance is equal to two years of current base salary plus two times current cash bonus target amount, as of March 31, 2008. In the case of Mr. Grant, the amount of severance is equal to one year of current base salary plus one times current cash bonus target amount, as of March 31, 2008.

Termination Events During 12 months After a Change-in-Control

Our employment agreements with each of our Named Executive Officers also provide that in the event of a termination of employment without cause or for Good Reason within 12 months after a change-in-control, each Named Executive Officer would be entitled to a cash severance payment, would vest fully in outstanding options and restricted stock and would continue to receive medical insurance benefits at no cost for up to eighteen months. In consideration of the benefits bestowed under the employment agreement, the agreements restrict competitive activities for two years (18 months in Mr. Grant’s case) after termination, prohibit disclosure of our confidential information and prohibit solicitation of our employees.

The amounts shown below assume a termination effective as of March 31, 2008, as well as a closing price of our Common Stock on Monday, March 31, 2008 (the last trading day of our fiscal year) of $32.52 per share, and thus include amounts earned through such time and are estimates of amounts that would be paid out to the Named Executive Officers upon their separation or termination. Unless otherwise noted, all cash benefits are stated as the total present value of the obligation. In circumstances where our obligation is service-based, the discounted present value of the obligation is included in the following table. However, these amounts are estimates only, as the actual obligation can only be determined at the time of the Named Executive Officer’s separation from us.

The following table sets forth potential payments to the Named Executive Officers in the event of a termination without cause or termination for Good Reason by each of the Named Executive Officers within 12 months of a change-in-control, in each case assuming the event that triggered the payment occurred March 31, 2008:

		Acceleration of	Acceleration of
		Time-Based	Performance-
	Severance	Restricted	Based	Acceleration of
	Amount	Stock	Restricted Stock	Stock Options	Benefits	Total
Name	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)	($)(6)

Robert E. Beauchamp	4,750,000	1,040,640	6,211,320	559,180	22,199	12,583,339
Stephen B. Solcher	1,720,000	598,368	2,947,125	710,718	19,660	5,995,871
Cosmo Santullo	2,375,000	617,880	3,317,040	2,491,945	21,001	8,822,866
Dan Barnea	1,687,500	487,800	2,601,600	1,307,028	25,000	6,108,928
James W. Grant	924,000	559,344	2,625,990	546,302	7,787	4,663,423

(1)	In the case of Messrs. Beauchamp, Solcher, Santullo and Barnea, the Severance Amount is equal to two years of current base salary and two times current cash bonus target amount, as of March 31, 2008. In the case of Mr. Grant, the Severance Amount is equal to one year of current base salary plus one times current cash bonus target amount, as of March 31, 2008.

(2)	The Acceleration of Time-Based Restricted Stock represents the value of unvested Restricted Stock that would have accelerated upon a post-change-in-control termination on March 31, 2008. Additional information regarding these awards is presented in the Table of Outstanding Equity Awards at Fiscal 2008 Year-End.

(3)	The Acceleration of Performance-Based Restricted Stock represents the value of unvested Restricted Stock that would have accelerated upon a post-change-in-control termination on March 31, 2008. Additional information regarding these awards is presented in the Table of Outstanding Equity Awards at Fiscal 2008 Year-End.

(4)	The Acceleration of Stock Options is equal to the intrinsic value of unvested stock options as of March 31, 2008 which would have accelerated upon a post-change-in-control termination. Additional information regarding these awards is presented in the Table of Outstanding Equity Awards at Fiscal 2008 Year-End.

(5)	The Benefits represents the cost of providing continued medical insurance coverage for a period of 18 months for Messrs. Beauchamp, Solcher, Santullo and Barnea. In the case of Mr. Grant, the amount in the table represents the cost of COBRA coverage for 18 months. In addition, Messrs. Solcher, Santullo and Barnea are also provided 18 months of life insurance coverage.

(6)	The amount of severance payable is subject to reduction to the extent that such payments would be subject to the excise tax provisions of Code Section 280G and such reduction would put the recipient in a more favorable after-tax position than if the full severance payment were made.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of the Compensation Committee were officers or employees or former officers or employees of ours or any of our subsidiaries during fiscal 2008, or had any relationship otherwise requiring disclosure.

EQUITY COMPENSATION PLANS

The following table provides information with respect to shares of Common Stock that may be issued under our equity compensation plans as of March 31, 2008. The table does not include outstanding awards we assumed in connection with acquisitions.

			Number of Shares
			of Common Stock
			Remaining
			Available for
			Future Issuance
			Under Equity
			Compensation
	Number of Shares of		Plans (Excluding
	Common Stock to		Shares of
	be Issued upon	Weighted-Average	Common Stock
	Exercise of	Exercise Price of	Reflected in
	Outstanding Options	Outstanding Options	Column (a))
Plan Category	(a)(1)	(b)	(c)

Equity compensation plans approved by security holders(2)	12,246,887	$24.33	24,260,784	(4)
Equity compensation plans not approved by security holders(3)	6,391,052	$25.99	151,575

Total	18,637,939	$24.90	24,412,359

(1)	Various stock option plans (the “Assumed Plans”) were assumed by us in connection with our acquisitions by merger of BGS Systems, Inc. in 1998, Boole & Babbage, Inc. in 1999, Evity, Inc. in 2000 and Marimba, Inc. in 2004. No future options will be issued under the Assumed Plans. As of March 31, 2008, options to purchase an aggregate of 165,587 shares of Common Stock at a weighted-average exercise price of $18.73 were outstanding under the Assumed Plans.

(2)	Includes our 1994 Nonemployee Directors’ Stock Option Plan, 1994 Employee Incentive Plan, 2002 Nonemployee Director Stock Option Plan, 2002 Employee Incentive Plan and 2007 Incentive Plan. No further awards may be granted under the 1994 Non-employee Directors’ Stock Option Plan.

(3)	Our 2000 Employee Stock Incentive Plan and 2000 Stock Option Plan have not been approved by our stockholders. The material provisions of these plans are described below.

(4)	Includes 2,463,842 shares of Common Stock available for issuance pursuant to our 2006 Employee Stock Purchase Plan.

Material Features of Plan Not Approved by Stockholders

2000 Employee Stock Incentive Plan

Our 2000 Employee Stock Incentive Plan was adopted by the Board to enable us to recruit, retain and motivate our non-executive employees with equity-based incentives, primarily employee stock options. Our employees and consultants are eligible to receive grants under this plan, and the plan is administered by our Compensation Committee. We have not granted any awards to our executive officers under this plan. As of March 31, 2008, options to purchase 6,366,052 shares of Common Stock were outstanding under the plan and an aggregate of 151,575 shares of Common Stock remained available for awards under the plan. To date, no shares of restricted stock have been granted under the plan, and we are prohibited from doing so. The exercise price per share of Common Stock for options granted under the plan is determined by the Compensation Committee; provided, that the exercise price is not less than the fair market value of shares of Common Stock at the date the option is granted. The term of each stock option is specified by the Compensation Committee. In general, in the event of a change-in-control, the Compensation Committee will take one or more of the following four actions (which actions may vary among holders): accelerate the vesting of all outstanding and unexercised options; require the surrender of outstanding options and pay the holders of such options the difference between the change-in-control value and the exercise price of such options; make such adjustments to outstanding options as the Compensation Committee deems appropriate to reflect the change-in-control event; or provide that outstanding options shall be converted into options to receive shares of stock or securities or property to which the holder would have been entitled, pursuant to the terms of the change-in-control event (merger, sale of assets or otherwise), if immediately prior to such change-in-control event the holder had been a stockholder.

2000 Stock Option Plan

Our 2000 Stock Option Plan was adopted by the Board in connection with our acquisition by merger of Evity, Inc. Certain stockholders of Evity, including consultants of Evity, were granted options to purchase shares of Common Stock as additional consideration in connection with the acquisition. An aggregate of 600,000 shares of Common Stock were authorized under this plan, and options to purchase 400,000 shares of Common Stock were granted to former stockholders, employees and consultants of Evity at the closing of the merger on April 25, 2000. As of March 31, 2008, options to purchase 25,000 shares of Common Stock were outstanding under this plan. We will not issue any additional options under this plan. Only awards of stock options were available under the plan. The exercise price per share of Common Stock for options granted under the plan was equal to the fair market value of shares of Common Stock at the date such option was granted. All stock options granted under the plan have a ten-year term from the date of grant. In general, in the event of a change-in-control, the Compensation Committee will take one or more of the following four actions (which actions may vary among holders): accelerate the vesting of all outstanding and unexercised options; require the surrender of outstanding options and pay the holders of such options the difference between the change-in-control value and the exercise price of such options; make such adjustments to outstanding options as the Compensation Committee deems appropriate to reflect the change-in-control event; or provide that outstanding options shall be converted into options to receive shares of stock or securities or property to which the holder would have been entitled, pursuant to the terms of the change-in-control event (merger, sale of assets or otherwise), if immediately prior to such change-in-control event the holder had been a stockholder.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD

The Audit Committee of the Board is composed of independent directors as defined by the listing standards of the NYSE and the rules of the SEC. In addition, the Board has determined that each member of the Audit Committee is an “audit committee financial expert” as defined by the rules of the SEC. The Audit Committee operates under a written charter adopted and approved by the Board, a copy of which is available on our website at www.bmc.com/investors.

The purpose of the Audit Committee is to assist the Board in fulfilling its responsibility to oversee (i) the quality and integrity of our financial statements and the process that produces them, (ii) our compliance with legal and regulatory requirements, (iii) the quality and integrity of our risk management process and (iv) the qualifications and independence of the independent registered public accountants. The Audit Committee also oversees the performance of BMC Software’s internal audit function. The Audit Committee has sole responsibility for the retention and termination of the independent registered public accountants. The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or certify the activities of management and the independent auditors.

The Audit Committee has met and reviewed and discussed our audited financial statements as of and for the year ended March 31, 2008, with our management, which has the primary responsibility for our financial statements, as well as with our independent registered public accountants, Ernst & Young LLP, who are responsible for performing an independent audit of BMC Software’s consolidated financial statements in accordance with auditing standards generally accepted in the United States and issuing a report thereon.

The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communicating with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants. The Audit Committee has received and reviewed the written disclosures from Ernst & Young LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees and has discussed with Ernst & Young LLP their independence. The Audit Committee also considered whether Ernst & Young LLP’s non-audit services to us were compatible with their independence and concluded their independence was not compromised by the provision of such services.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements referred to above be included in our Annual Report on Form 10-K for the year ended March 31, 2008, filed with the SEC.

Submitted by:

Audit Committee

Louis J. Lavigne, Jr., Chairman
Jon E. Barfield
Kathleen A. O’Neil
George F. Raymond
Thomas J. Smach

STOCKHOLDER PROPOSALS

Pursuant to the various rules promulgated by the SEC, stockholders interested in submitting a proposal for inclusion in our proxy materials and for presentation at the 2009 Annual Meeting of Stockholders may do so by following the procedures set forth in Rule 14a-8 under the Securities Exchange Act of 1934, as amended. To be eligible for inclusion in such proxy materials, stockholder proposals must be received by our Secretary no later than February 18, 2009.

In addition to the requirements of the SEC described in the preceding paragraph, and as more specifically provided for in our bylaws, in order for a nomination of persons for election to our Board or a proposal of business to be properly brought before our Annual Meeting of stockholders, it must be either specified in the notice of the meeting given by us or otherwise brought before the meeting by or at the direction of our Board or by a stockholder of ours entitled to vote at the meeting and who complies with the following notice procedures.

For nominations or other business to be properly brought before an annual meeting by a stockholder, the stockholder must give timely notice thereof in writing to our Secretary and such business must be a proper matter for stockholder action under the Delaware General Corporation Law. To be timely, a stockholder’s notice must be delivered to our Secretary at our principal executive offices not less than 45 days or more than 75 days prior to the first anniversary of the date on which we first mailed our proxy materials for the preceding year’s annual meeting. For a stockholder nomination for election to our Board or a proposal of business to be considered at the 2009 Annual Meeting of stockholders, it should be properly submitted to our Secretary no earlier than April 4, 2009 and no later than May 4, 2009. However, if the date of the 2009 Annual Meeting of stockholders is advanced by more than 30 days prior to or delayed by more than 30 days after the anniversary of this year’s annual meeting, notice by the stockholder to be timely must be delivered not later than the close of business on the later of the 90th day prior to such annual meeting and the 10th day following the day on which public announcement of the date of such meeting is first made.

For each individual that a stockholder proposes to nominate as a director, such notice must set forth all of the information required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case under applicable law. For any other business that a stockholder desires to bring before an annual meeting, the stockholder must provide a brief description of such business, the reasons for conducting such business and any material interest in such business of the stockholder and any beneficial owner on whose behalf the stockholder has made the proposal. If a stockholder provides notice for either event described above, such notice must include the following information:

•	the name and address of the stockholder as it appears on our books;

•	the name and address of the beneficial owner, if any, as it appears on our books; and

•	the class or series and the number of shares of our stock that are owned beneficially and of record by the stockholder and the beneficial owner.

If we increase the number of directors to be elected at an annual meeting and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board made by us at least 55 days prior to the anniversary of the date the previous year’s proxy statement was first mailed to stockholders, a stockholder’s notice regarding the nominees for the new positions created by such increase will be considered timely if it is delivered to our Secretary at the address indicated on page 1 of this proxy statement not later than the close of business on the 10th day following the day on which the public announcement is first made.

ANNUAL REPORT ON FORM 10-K

We have furnished a copy of our Annual Report, as filed with the SEC, including the financial statements thereto to each person whose proxy is being solicited. Our Annual Report and exhibits thereto may be viewed on the Internet at http://ww3.ics.adp.com/streetlink/bmc or at www.sec.gov. We will furnish to any such person any exhibit described in the list accompanying the Annual Report. Requests for copies of such report and/or exhibit(s) should be directed to Denise M. Clolery, Secretary, BMC Software, Inc., 2101 CityWest Blvd., Houston, Texas 77042.

OTHER INFORMATION

Transfer Agent.  Stockholders should direct communications regarding change of address, transfer of stock ownership or lost stock certificates to: Computershare Trust Company, N.A., P.O. Box 43078, Providence, RI 02940-3078. Our transfer agent may also be reached via the Internet at http://www.computershare.com, by telephone at (877)282-1168 or by facsimile at (617)360-6900.

The cost of soliciting proxies in the accompanying form will be borne by us. In addition to solicitations by mail, a number of officers, directors and regular employees of ours may, if necessary to ensure the presence of a quorum and at no additional expense to us, solicit proxies in person or by telephone. We also will make arrangements with brokerage firms, banks and other nominees to forward proxy materials to beneficial owners of shares and will reimburse such nominees for their reasonable costs.

The persons designated to vote shares covered by proxies intend to exercise their judgment in voting such shares on other matters that may come before the Annual Meeting. Management does not expect, however, that any matters other than those referred to in this proxy statement will be presented for action at the Annual Meeting.

By Order of the Board of Directors

Denise M. Clolery
Secretary

Houston, Texas
June 18, 2008

ATTN: MARY HAYES 2101 CITYWEST BLVD. HOUSTON, TX 77042-2827 VOTE BY INTERNET — www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS If you would like to reduce the costs incurred by BMC Software, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years. VOTE BY PHONE — 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to BMC Software, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: BMCSO1 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY BMC SOFTWARE, INC. Vote On Directors For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.1. Election of nine directors to serve until the Company’s 2009 Annual Meeting: Nominees: 0 0 001) B. Garland Cupp 02) Robert E. Beauchamp 03) Jon E. Barfield 04) Gary Bloom 05) Meldon K. Gafner 06) P. Thomas Jenkins 07) Louis J. Lavigne, Jr. 08) Kathleen A. O’Neil 09) Tom C. Tinsley Vote On Proposal 2. Proposal to ratify the appointment of Ernst & Young LLP as independent registered public accountants of the Company for the fiscal year ending March 31, 2009. 3. By my signature below, I confer to the named proxies discretionary authority on any other business that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting. For Against Abstain 0 0 0 Note: Joint owners must each sign. Please sign your name exactly as it appears on the stock certificate. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If held by a corporation, please sign in the full corporate name by the president or other authorized officer. 0 For address changes and/or comments, please check this box and write them on the back where indicated. Please indicate if you plan to attend this meeting. 0 0 Yes NoSignature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at http://ww3.ics.adp.com/streetlink/bmc PROXY BMC SOFTWARE, INC. PROXY FOR 2008 ANNUAL MEETING OF STOCKHOLDERS THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS The undersigned hereby appoints Robert E. Beauchamp and Denise M. Clolery and each of them, with or without the other, with full power of substitution, to vote all shares of stock that the undersigned is entitled to vote, with all the powers which the undersigned would possess if personally present, at the 2008 Annual Meeting of Stockholders of BMC Software, Inc. (the “Company”), to be held in the Wetzel room at The Hyatt Regency DFW, International Parkway, DFW Airport, Texas on July 22, 2008, at 8:30 a.m., local time, and all adjournments and postponements thereof. If shares of BMC Software, Inc. Common Stock are issued to or held for the account of the undersigned under employee plans and voting rights attach to such shares (any of such Plans, a “Voting Plan”), then the undersigned hereby directs the respective fiduciary of each applicable Voting Plan to vote all shares of BMC Software, Inc. Common Stock in the undersigned’s name and/or account under such Voting Plan in accordance with the instructions given herein, at the Annual Meeting and at any adjournments or postponements thereof, on all matters properly coming before the Annual Meeting, including but not limited to the matters set forth on the reverse side. This proxy will be voted as you specify on the reverse side. If no specification is made, this proxy will be voted with respect to item (1) FOR the nominees listed, and (2) FOR ratification of the appointment of Ernst and Young LLP as independent registered public accountants of the Company for the fiscal year ending March 31, 2009. (PLEASE RETURN THIS SIGNED PROXY CARD IN THE ACCOMPANYING ADDRESSED ENVELOPE) Address Changes/Comments: SEE REVERSE SIDE (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) CONTINUED AND TO BE SIGNED ON REVERSE SIDE SEE REVERSE SIDE